                                  SCHEDULE 14C
                                 (Rule 14c-101)

                  INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION

                 Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934
Check the appropriate box:

|_|      Preliminary Information Statement

|_| Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

|X|      Definitive Information Statement

                                TYSON FOODS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

|_|      No fee required

|X|      Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1)      Title of each class of securities to which transaction applies:

         Common Stock, par value $0.05 per share, of IBP, inc. ("IBP Shares")

--------------------------------------------------------------------------------

(2)      Aggregate number of securities to which transaction applies:
         56,570,988 IBP Shares/1/

--------------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: $25.00 per IBP Shares

--------------------------------------------------------------------------------

(4)      Proposed maximum aggregate value of transaction:
         $1,414,274,700/2/

--------------------------------------------------------------------------------

(5)      Total fee paid:
         $282,854.94/3/

--------------------------------------------------------------------------------

|X|      Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)      Amount Previously Paid: $315,995.61

--------------------------------------------------------------------------------

(2)      Form, Schedule or Registration Statement No.: Schedule 14C

--------------------------------------------------------------------------------

(3)      Filing Party: Tyson Foods, Inc.

--------------------------------------------------------------------------------

(4)      Date Filed: January 10, 2001

----------------

/1/ Based upon the sum of (i) 53,965,955 IBP Shares, which represents one-half of the total number of IBP Shares outstanding minus one IBP Share and (ii) 2,605,033 options to acquire IBP Shares, in each case outstanding as of the close of business on August 3, 2001. This represents the number of IBP Shares to which the actions contemplated by this Information Statement applies. The remaining IBP Shares are being purchased pursuant to a cash tender offer by the Registrant.

/2/ Estimated for purposes of calculating the amount of the filing fee pursuant to Rules 0-11(d) and 0-11(a)(4) under the Securities Exchange Act of 1934, based on the product of (i) $25.00, the average of the high and low sales price of IBP Shares on the New York Stock Exchange on August 6, 2001 and
     (ii) 56,570,988 IBP Shares, the number of IBP Shares outstanding at the close of business on August 2, 2001, to which this transaction applies assuming the exercise of all options to purchase IBP Shares expected to be outstanding and exercisable prior to the date the transaction is to be effected.

/3/  Calculated as 1/50 of 1% of the transaction value.

[LOGO] [logo]Tyson

                             INFORMATION STATEMENT

                                                                 August 28, 2001

Dear Tyson Stockholder:

   This Information Statement is furnished by the board of directors (the "Board of Directors") of Tyson Foods, Inc. ("Tyson") to holders of the outstanding shares of (i) Tyson Class A common stock, par value $0.10 per share (the "Tyson Class A Common Stock"), and (ii) Tyson Class B common stock, par value $0.10 per share (the "Tyson Class B Common Stock," and together with the Tyson Class A Common Stock, the "Tyson Common Stock") in connection with an Agreement and Plan of Merger, dated as of January 1, 2001, among Tyson, Lasso Acquisition Corporation ("Purchaser"), a wholly owned subsidiary of Tyson, and IBP, inc. ("IBP"), as modified by the Stipulation and Order dated June 27, 2001 (the "Stipulation") (as so modified (except where the context indicates otherwise) the "Merger Agreement"), pursuant to which Tyson has agreed to acquire IBP upon the terms and subject to the conditions set forth in the Merger Agreement. Among other things, the Merger Agreement provides for Tyson, through Purchaser, to purchase up to 50.1% of the issued and outstanding shares of common stock, par value $0.05 per share, of IBP (the "IBP Shares") for $30.00 per IBP Share in cash (the "Offer"). We commenced the Offer on July 3, 2001. The Offer expired at 12:00 Midnight on August 3, 2001. On August 4, 2001, Tyson announced that it had accepted the number of IBP Shares tendered in the Offer which together with the IBP Shares already owned by Tyson, would represent 50.1% of the outstanding IBP Shares. On August 10, 2001, Tyson announced that it had purchased 53,612,799 IBP Shares pursuant to the Offer. Finally, the Merger Agreement provides for IBP to merge into Purchaser, at which time each remaining IBP Share will be converted into the right to receive Tyson Class A Common Stock valued at $30.00 per IBP share, subject to adjustment (the "Merger"). The closing price of shares of Tyson Class A Common Stock was $10.26 on August 27, 2001, the last full trading day before the date of this Information Statement. If that were the average per share price of Tyson Class A Common Stock during the fifteen-trading-day period ending on the fifth trading day before the effective time of the Merger, IBP stockholders would receive 2.381 shares of Tyson Class A Common Stock, with a market value of $24.43 based on that average price, in exchange for each IBP Share.

   WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A
PROXY.

   The attached Information Statement describes the Offer, the Merger and the Merger Agreement. We urge you to read these materials carefully.

   This Information Statement is being provided to inform you that the holders of shares of Tyson Common Stock representing approximately 90% of the voting power of Tyson Common Stock have delivered to Tyson a written consent approving the issuance of Tyson Class A Common Stock pursuant to the Merger and the transactions contemplated by the Merger Agreement. Under the rules of the New York Stock Exchange, the issuance of Tyson Class A Common Stock requires stockholder approval prior to such issuance. Approval of the issuance of Tyson Class A Common Stock will become effective on September 18, 2001.

                                   By Order of the Board of Directors

                                   R. READ HUDSON
                                   Secretary

      Tyson Foods, Inc. 2210 West Oaklawn Drive Springdale, AR 72762-6999
                          501-290-4000 www.tyson.com

                               TABLE OF CONTENTS

                                                                                    Page
                                                                                    ----
SUMMARY TERM SHEET.................................................................   1
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION........................   4
THE TRANSACTION....................................................................   4
   Overview........................................................................   4
   The Companies...................................................................   5
   Recent Developments.............................................................   7
   Shares to be Issued--Tyson Class A Common Stock.................................   8
   Purpose of the Issuance.........................................................   8
   Plans for IBP...................................................................   8
   Consequence of Share Issuance...................................................   9
   Fairness Opinions...............................................................   9
   Background......................................................................  12
   Regulatory Requirements.........................................................  17
   Material Federal Income Tax Consequences........................................  18
   Accounting Treatment............................................................  18
   Appraisal Rights................................................................  18

FINANCIAL INFORMATION..............................................................  19
   Selected Financial Data for Tyson...............................................  19
   Selected Financial Data for IBP.................................................  20
   Certain Comparative and Pro Forma Financial Information.........................  21

THE MERGER AGREEMENT, STIPULATION AND VOTING AGREEMENT.............................  38
   The Merger Agreement............................................................  38
       The Merger..................................................................  38
       Employee Stock Options......................................................  39
       Representations and Warranties..............................................  40
       Covenants of IBP............................................................  40
       Covenants of Tyson..........................................................  41
       Mutual Covenants of Tyson and IBP...........................................  41
       Conditions to the Merger....................................................  42
       Termination.................................................................  43
       Fees and Expenses...........................................................  44
       Amendments..................................................................  44
   The Stipulation.................................................................  44
       The Offer...................................................................  45
       The Exchange Offer and the Cash Election Merger.............................  45
       IBP Representations.........................................................  45
       Termination Fee.............................................................  45
       Covenant of Tyson...........................................................  45
       Covenants of IBP............................................................  45
       Mutual Covenants of Tyson and IBP...........................................  45
       Termination.................................................................  45
       Recommendation..............................................................  46
   Voting Agreement................................................................  46

CERTAIN LEGAL MATTERS..............................................................  46
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.....................  50
   Certain Beneficial Owners.......................................................  50
   Tyson Common Stock Ownership of Management......................................  51

AVAILABLE INFORMATION..............................................................  52

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE....................................  52
   Tyson...........................................................................  52
   IBP.............................................................................  52

ANNEXES
   Annex A--Fairness Opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated. A-1
   Annex B--Fairness Opinion of Stephens Inc....................................... B-1

                              SUMMARY TERM SHEET

   THIS SUMMARY TERM SHEET HIGHLIGHTS SELECTED INFORMATION INCLUDED IN THIS INFORMATION STATEMENT. BECAUSE THIS IS A SUMMARY, IT MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. TO MORE FULLY UNDERSTAND THE ISSUANCE OF TYSON CLASS A COMMON STOCK PURSUANT TO THE TRANSACTION (AS DEFINED HEREIN) AND THE MERGER AGREEMENT (AS DEFINED HEREIN), AND FOR A MORE COMPLETE DESCRIPTION OF THE LEGAL TERMS OF THE MERGER AGREEMENT, YOU SHOULD READ CAREFULLY THIS ENTIRE DOCUMENT AND THE OTHER DOCUMENTS TO WHICH WE HAVE REFERRED YOU.

Overview (Page 4)

    . Pursuant to a merger agreement with IBP, inc., or IBP, we expect to complete a two-step transaction in which we will acquire 100% of IBP. In the first step of the transaction, we offered to purchase up to 50.1% of the IBP shares for $30.00 per IBP share in cash pursuant to a tender offer. The tender offer expired at 12:00 Midnight on August 3, 2001. On August 4, 2001, we announced that we had accepted the number of IBP shares tendered in the tender offer which together with the IBP shares already owned by us, would represent 50.1% of the outstanding IBP shares. On August 10, 2001, we announced that we had purchased 53,612,799 IBP shares pursuant to the tender offer. In the second step of the transaction, we intend to cause IBP to merge into Lasso Acquisition Corporation, or Purchaser, at which time each remaining IBP share will be converted into the right to receive Tyson Class A common stock valued at $30.00 per IBP share, subject to adjustment.

    . The closing price of shares of Tyson Class A common stock was $10.26 on August 27, 2001, the last full trading day before the date of this Information Statement. If that were the average per share price of Tyson Class A common stock during the fifteen-trading-day period ending on the fifth trading day before the effective time of the merger, IBP stockholders would receive 2.381 shares of Tyson Class A common stock with a market value of $24.43 based on the average price in exchange for each IBP share.

The Companies (Page 5)

    . Tyson produces, distributes and markets chicken, Mexican foods, prepared foods, animal and pet food ingredients and live swine.

    . Purchaser is our wholly owned subsidiary and has not yet engaged in any business activities, other than those incident to its formation and the transactions contemplated by the merger agreement.

    . IBP is one of the world's largest manufacturers of fresh meats and frozen and refrigerated food products, with 2000 annual sales in excess of $16.9 billion.

Shares to be Issued--Tyson Class A Common Stock (Page 8)

    . We expect that up to 134,706,768 shares of Tyson Class A common stock will be issued in connection with the merger and upon the exercise of IBP options that will become Tyson options pursuant to the merger.

    . The shares of Tyson Class A common stock to be issued to acquire IBP will have the same relative rights, preferences and limitations as shares of Tyson Class A common stock presently held by you.

Purpose of the Issuance (Page 8)

    . The issuance of Tyson Class A common stock will facilitate the two-step transaction in which Tyson will acquire IBP.

Plans for IBP (Page 8)

    . The acquisition of IBP will allow us to expand our business to include the processing and marketing of beef and pork products.

Consequence of Share Issuance (Page 9)

    . After the additional shares of Tyson Class A common stock are issued pursuant to the merger, there will be more shares of Tyson Class A common stock outstanding and, therefore, you will have a proportionally smaller percentage of the total ownership and voting power in our company.

Background (Page 12)

    . We first publicly announced our interest to acquire IBP on December 4, 2000. We and a special committee of IBP's board of directors continued to negotiate the terms of the acquisition through the month of December. The merger agreement was signed on January 1, 2001. On March 29, 2001, we announced that we had terminated the merger agreement on various grounds, including our belief that we had been inappropriately induced into signing the merger agreement and our belief that IBP had breached numerous representations and warranties made to us in the merger agreement. After a trial in the Delaware Chancery Court, the court ruled on June 15, 2001 that we had not been inappropriately induced into signing the merger agreement and that we had improperly terminated the merger agreement, and IBP's claim for specific performance was granted. Thereafter, on June 27, 2001, Tyson, Purchaser and IBP agreed to the Stipulation and Order dated June 27, 2001, which modified the merger agreement to provide for the tender offer and the merger. On July 3, 2001, Tyson and Purchaser commenced the tender offer to purchase up to a number of IBP shares which, together with the IBP shares already owned by Tyson, would represent 50.1% of the outstanding IBP shares for $30.00 per IBP share. The tender offer expired at Midnight (New York City time) on August 3, 2001. On August 4, 2001, Tyson announced that it had accepted the number of IBP shares tendered in the tender offer which together with the IBP shares already owned by us would represent 50.1% of the outstanding IBP shares. On August 10, 2001, Tyson announced that it had purchased 53,612,799 IBP shares pursuant to the tender offer.

    . The merger agreement originally required an exchange offer, pursuant to which Tyson would have exchanged Tyson Class A common stock valued at $30.00 per IBP share, subject to adjustment, for all remaining IBP shares not purchased for cash in the tender offer. The stipulation and order provided for the elimination of that exchange offer.

    . For a more detailed description of the events leading to the signing of the merger agreement, see the section entitled "The
       Transaction--Background."

Financial Information (Page 19)

    . The Securities and Exchange Commission, or the SEC, allows the "incorporation by reference" of certain information into this Information Statement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this Information Statement, except for any information superseded by information contained directly in this Information Statement. This Information Statement incorporates by reference the documents set forth in the section entitled "Incorporation of Certain Documents by Reference," that Tyson and IBP have previously filed with the SEC. These documents contain important information about Tyson and IBP and their respective financial conditions.

Fairness Opinions (Page 9)

    . Merrill Lynch, Pierce, Fenner & Smith Incorporated, or Merrill Lynch, provided an opinion, dated January 1, 2001, to our board of directors to the effect that, as of January 1, 2001, the consideration to be paid by us in the transaction as originally contemplated in the merger agreement, taken as a whole, was fair to Tyson from a financial point of view. The full text of the opinion of Merrill Lynch is set forth in Annex A. Merrill Lynch has not updated, and we have not asked Merrill Lynch to update, its opinion.

    . Stephens Inc., or Stephens, has provided an opinion, dated January 1, 2001, to our board of directors that, as of January 1, 2001, the consideration to be paid by us pursuant to the merger agreement as originally executed in the aggregate, was fair to Tyson from a financial point of view. The full text of the fairness opinion of Stephens is set forth in Annex B. Stephens has not updated, and we have not asked Stephens to update, its opinion.

Who Can Help Answer Your Questions

    . If you have more questions about the issuance of additional shares of Tyson Class A common stock, the acquisition of IBP or would like additional copies of this Information Statement, you should contact Tyson's Director of Investor Relations at the following address:

                        Director of Investor Relations
                               Tyson Foods, Inc.
                            2210 West Oaklawn Drive
                        Springdale, Arkansas 72762-6999
                                (501) 290-4000
                           Email: tysonir@tyson.com

          CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

   Certain statements contained in this Information Statement are "forward-looking statements," such as statements relating to future events and financial performance and the proposed acquisition by Tyson Foods, Inc. ("Tyson") of IBP, inc. ("IBP"). These forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements. Generally, the words "will," "may," "should," "continue," "believes," "expects," "intends," "anticipates" or similar expressions identify forward-looking statements. Among the factors that may cause actual results to differ materially from those expressed in, or implied by, the statements are the following: (i) the risk that Tyson and IBP will not successfully integrate their combined operations; (ii) the risk that Tyson and IBP will not realize estimated synergies; (iii) unknown costs relating to the proposed transaction; (iv) risks associated with the availability and costs of financing, including cost increases due to rising interest rates; (v) fluctuations in the cost and availability of raw materials, such as feed grain and livestock costs; (vi) the impact of weather on the supply and cost of raw materials; (vii) changes in the availability and relative costs of labor and contract growers; (viii) market conditions for finished products, including the supply and pricing of alternative proteins;
(ix) effectiveness of advertising and marketing programs; (x) changes in regulations and laws, including changes in accounting standards, environmental laws, and occupational, health and safety laws; (xi) access to foreign markets together with foreign economic conditions, including currency fluctuations;
(xii) the effect of, or changes in, general economic conditions; and (xiii) adverse results from on-going litigation. Tyson undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

                                THE TRANSACTION

Overview

   Pursuant to an Agreement and Plan of Merger dated as of January 1, 2001, among Tyson, Lasso Acquisition Corporation ("Purchaser"), and IBP, as modified by the Stipulation and Order dated June 27, 2001 (the "Stipulation") (as modified by the Stipulation (except where the context otherwise indicates), the "Merger Agreement"), Tyson commenced a tender offer pursuant to which Tyson, through Purchaser, offered to purchase up to the number of shares of IBP common stock, par value $0.05 per share (the "IBP Shares"), that represent, together with the IBP Shares then owned by Tyson, 50.1% of the IBP Shares, at a purchase price of $30.00 per IBP Share, net to the seller in cash, without interest (as amended, supplemented or otherwise modified from time to time, the "Offer").

   We previously commenced a tender offer for up to 50.1% of the outstanding IBP Shares at $30.00 per IBP Share (the "Initial Offer"). We permitted the Initial Offer to expire on February 28, 2001. On March 29, 2001, we announced that we had terminated the Merger Agreement on various grounds, including our belief that we had been inappropriately induced into signing the Merger Agreement and our belief that IBP had breached numerous representations and warranties made to us in the Merger Agreement. After a trial in the Delaware Chancery Court, the court ruled on June 15, 2001 that although we did not breach the Merger Agreement or any duty to IBP's stockholders by letting the Initial Offer expire on February 28, 2001, we had not been inappropriately induced into signing the Merger Agreement and that we had improperly terminated the Merger Agreement, and IBP's claim for specific performance was granted. Thereafter, on June 27, 2001, Tyson, Purchaser and IBP agreed to the Stipulation. On July 3, 2001, Tyson commenced the Offer, offering $30.00 per IBP Share in cash, net to seller, for a number of IBP Shares which, together with IBP Shares then owned by Tyson, represented 50.1% of the outstanding IBP Shares. The Offer expired at 12:00 Midnight on August 3, 2001. On August 4, 2001, Tyson announced that it had accepted the number of IBP Shares tendered in the Offer which together with the IBP shares already owned by Tyson would represent 50.1% of the outstanding IBP shares. On August 10, 2001, Tyson announced that it had purchased 53,612,799 IBP shares pursuant to the Offer.

   Following the completion of the Offer and the satisfaction or waiver of certain conditions in the Merger Agreement, the Merger Agreement provides that IBP will be merged with and into Purchaser with the Purchaser continuing as the surviving corporation (the "Merger", and together with the Offer, the "Transaction"). At the effective time of the Merger (the "Effective Time"), each IBP Share outstanding immediately prior to the Effective Time (other than IBP Shares owned by Tyson, Purchaser or other subsidiaries of Tyson) would be converted into the right to receive shares of Tyson Class A common stock, par value $0.10 per share (the "Tyson Class A Common Stock"), having a value of $30.00 if, during the fifteen-trading-day period ending on the fifth trading day before the Effective Time, the average per share closing price of Tyson Class A Common Stock is at least $12.60 and no more than $15.40. This $30.00 value is subject to change if the average per share closing price of Tyson Class A Common Stock is not in that range. If the average per share price of Tyson Class A Common Stock is less than $12.60, 2.381 shares of Tyson Class A Common Stock will be exchanged for each IBP Share. If the average per share price of Tyson Class A Common Stock is more than $15.40, 1.948 shares of Tyson Class A Common Stock will be exchanged for each IBP Share. The closing price of shares of Tyson Class A Common Stock was $10.26 on August 27, 2001, the last full trading day before the date of this Information Statement. If that were the average per share price of Tyson Class A Common Stock during the fifteen-trading-day period ending on the fifth trading day before the Effective Time, IBP stockholders would receive 2.381 shares of Tyson Class A Common Stock with a market value of $24.43 based on the average price in exchange for each IBP Share.

   On January 1, 2001, the board of directors of IBP (the "IBP Board"), by unanimous vote, approved, upon the unanimous recommendation of the special committee (the "Special Committee") of IBP's Board, the Merger Agreement and the transactions contemplated by it, including the Offer and the Merger. At a meeting held on June 26, 2001, the IBP Board, by a unanimous vote of those present, determined that the Stipulation was in the best interests of IBP and its stockholders and was the best means to facilitate consummation of the transactions contemplated by the Merger Agreement, as modified by the Stipulation. All of the IBP Board members were present for the vote, except for Martin A. Massengale, who expressed his support for the Stipulation at the meeting before he excused himself from the meeting.

   The Merger Agreement provides that promptly upon payment by Purchaser for IBP Shares purchased pursuant to the Offer, and from time to time thereafter, IBP shall, upon request of Tyson, promptly use its reasonable best efforts to take all actions necessary to cause a majority of the IBP Board to consist of Tyson's designees. Effective as of August 6, 2001, Martin Massengale, Wendy Gramm, John Jacobson and Eugene Leman resigned from the IBP Board. Effective as of August 6, 2001, John Tyson, Tyson's Chairman and Chief Executive Officer, Don Tyson, Tyson's Senior Chairman, Greg Lee, Les R. Baledge and Steve Hankins were appointed to the IBP Board.

   The purpose of the Offer and the Merger is to enable Tyson to acquire control of, and to acquire the entire equity interest in, IBP.

The Companies

  Tyson and Purchaser

   Tyson is a Delaware corporation with principal executive offices at 2210 West Oaklawn Drive, Springdale, Arkansas 72762-6999. The telephone number of Tyson's executive offices is (501) 290-4000. Tyson and its various subsidiaries produce, distribute and market chicken, Mexican foods, prepared foods, animal and pet food ingredients and live swine. Tyson's goal is to be the undisputed world leader in growing, processing and marketing chicken and chicken-based food products. Tyson is a totally integrated poultry company. Tyson is able to breed into its flocks the natural characteristics found to be most desirable. Tyson's integrated operations consist of breeding and rearing chickens, as well as the processing, further-processing and marketing of these food products. Tyson's products are marketed and sold to national and regional grocery chains, regional grocery wholesalers, clubs and warehouse stores, military commissaries, industrial food processing companies, national and regional chain restaurants or their distributors, international export companies and domestic distributors who service restaurants, food service operations such as plant and school cafeterias, convenience stores, hospitals and other vendors. Sales are made by Tyson's sales staffs located in Springdale, Arkansas, in regions throughout the

United States and in several foreign countries. Additionally, sales to the military and a portion of sales to international markets are made through independent brokers and trading companies. Tyson is a fully-integrated producer, processor and marketer of a variety of food products. Tyson presently identifies segments based on the products offered and the nature of customers, resulting in four reported business segments: Food Service, Consumer Products, International and Swine. Tyson commenced business in 1935, was incorporated in Arkansas in 1947, and was reincorporated in Delaware in 1986.

   Originally, Tyson was a producer and distributor of fresh chicken. Tyson developed a strategy to reduce the impact of the commodity market on the fresh chicken business through value-enhancement. As the industry leader in value-enhanced chicken products, Tyson utilizes national and regional advertising, special promotions and brand identification, and meets the varying demands of its customers through capital expenditures and strategic acquisitions. With further-processed chicken products, grain costs as a percentage of total product costs are reduced because of the value added to the products by cutting, deboning, cooking, packaging and/or freezing the chicken.

   Tyson's farrow to finish swine operations, which include genetic and nutritional research, breeding, farrowing and feeder pig finishing and the marketing of live swine to regional and national packers, are conducted in Arkansas, Missouri and Oklahoma. Tyson sold approximately 2 million head of feeder pigs and market weight live swine in fiscal 2000.

   Tyson's other groups include Mexican Original, Culinary Foods and Mallard's Food Products which produce flour and corn tortilla products and specialty pasta and meat dishes for restaurants, airlines and other major customers. Tyson's wholly owned subsidiary, Cobb-Vantress, supplies chicken breeding stock. Tyson's World Resources subsidiary trades agricultural goods worldwide. Additionally, Tyson's by-products operations convert inedible chicken by-products into high-grade pet food and animal feed ingredients.

   Purchaser is a Delaware corporation incorporated on December 8, 2000, with principal executive offices at 2210 West Oaklawn Drive, Springdale, Arkansas 72762-6999. The telephone number of Purchaser's principal executive offices is
(501) 290-4000. To date, Purchaser has engaged in no activities other than those incident to Purchaser's formation, the commencement of the Initial Offer, which terminated on February 28, 2001, the commencement and completion of the Offer and the Merger. Purchaser is a wholly owned subsidiary of Tyson.

  IBP

   IBP is a Delaware corporation, with principal executive offices at 800 Stevens Port Drive, Dakota Dunes, South Dakota 57049. The telephone number of IBP's executive offices is (605) 235-2061. IBP is one of the world's largest manufacturers of fresh meats and frozen and refrigerated food products, with 2000 annual sales of approximately $16.9 billion. IBP's five primary business segments are Beef Carcass, Beef Processing, Pork, Foodbrands America and All Other. The Beef Carcass segment reduces live fed cattle to dressed carcasses and other allied products, most of which are sold to other IBP segments. The Beef Processing segment produces fresh beef and processed beef products that are typically marketed in the form of boxed beef. The Pork segment reduces live hogs to fresh and processed pork products that are typically sold in the form of boxed pork. Boxed beef and pork from the Beef Processing and Pork segments are marketed mainly in the United States to grocery chains, meat distributors, wholesalers, retailers, restaurant and hotel chains, and processors who produce cured and smoked products, such as bacon, ham, luncheon meat and sausage items. The Foodbrands America segment produces frozen and refrigerated food products for the foodservice industry. IBP's All Other segment includes IBP's trucking and warehousing operations, its Canadian beef operations and hide curing and tanning operations. The Beef Carcass, Beef Processing, Pork and All Other segments are all operated under IBP's Fresh Meat division, and are sometimes referred to as Fresh Meats Operations. IBP has over 60 manufacturing locations in the United States and internationally. IBP has sales offices in North America, Europe, and Asia. IBP employs approximately 52,000 people.

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Recent Developments

   Effective as of August 6, 2001, Martin Massengale, Wendy Gramm, John Jacobson and Eugene Leman resigned from the IBP Board. Effective as of August 6, 2001, John Tyson, Tyson's Chairman and Chief Executive Officer, Don Tyson, Tyson's Senior Chairman, Greg Lee, Les R. Baledge and Steve Hankins were appointed to the IBP Board.

   On August 7, 2001, Tyson provided an update on the IBP acquisition, announcing the following:

   . Earnings per share for the combined company in fiscal year 2002 are expected to be in the range of $0.90 to $1.00, including synergies. Synergies are expected to be $50 million in the first full year, increasing to $200 million within three years.

   . Greg W. Lee, Tyson's Chief Operating Officer, and Richard L. Bond, IBP's Chief Operating Officer, would be the Co-Chief Operating Officers of the combined company. Steve Hankins, Tyson's Chief Financial Officer, would be the Chief Financial Officer of the combined company. Les R. Baledge, Tyson's General Counsel, would be the General Counsel of the combined company.

   . Robert L. Peterson, IBP's Chairman and Chief Executive Officer, would retire from active management, but would remain involved with the combined company as a member of Tyson's board of directors.

   On August 10, 2001, Tyson issued a press release announcing the final results of the Offer:

   . 105,341,969 IBP Shares, representing approximately 97.4% of the total outstanding IBP Shares, had been tendered and not withdrawn prior to the expiration of the Offer;

   . Tyson would purchase 53,612,799 of the tendered IBP Shares, after which it and Purchaser would own approximately 50.1% of the outstanding IBP Shares.

   On August 15, 2001, Tyson issued a press release announcing further information regarding the structure of the combined company going forward, and the process to be taken in integrating the acquisition of IBP. The combined company's channel structure will consist of two primary marketing groups: a Foodservice and International Group, to be led by Co-COO and Group President Greg W. Lee, and a Fresh Meats and Retail Group, to be headed by Co-COO and Group President Richard L. Bond. The management responsibility of the Shared Services groups, which are support services common across all sales channels, will be assigned to either Mr. Bond, Mr. Lee, Chief Financial Officer Steve Hankins or John Tyson. Other management decisions announced included the following:

   . Eugene D. Leman, currently the head of the Fresh Meats Division at IBP will remain in that capacity and report to Mr. Bond. John S. Lea, currently the Chief Marketing Officer for Tyson, has been selected to head the Grocery Channel and will report to Mr. Bond. Mr. Bond will also have oversight of all warehousing, supply chain and transportation for the new company. Donnie Smith, currently the Executive Vice President of Supply Chain Management for Tyson, will head this initiative.

   . Bill Lovette, currently President of Foodservice at Tyson, will head the Foodservice Poultry Channel and report to Mr. Lee. Don Rea, currently President of Foodbrands Foodservice will remain in that role and also report to Mr. Lee. Greg Huett, currently President of International for Tyson, and Roel G. M. Andriessen, currently President of IBP International, will both remain in their current roles and report to Mr. Lee. Purchasing for the new company will be led by Kenneth L. Rose, currently Executive Vice President of Operation Services for IBP, and will report to Mr. Lee.

   .   The support services that will report directly to John Tyson include:
       Human Resources, which will be led by Ken Kimbro, who is currently the Senior Vice President of Human Resources for IBP. Mike Baker, currently President of Production Services at Tyson, will head the Technical Services area, which includes Quality Assurance and Food Safety, Environmental Compliance, and The Center of Operational Excellence. Additionally, Mr. Baker will continue his oversight of the Tyson Cobb-

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

       Vantress subsidiary. Also reporting to Mr. Tyson will be Bob Corscadden, currently Tyson Senior Vice President of Corporate Marketing, who will head Marketing Services, Communications and Public Relations.

   . Jim Cate, President of Tyson's Specialty Products Group will report to Bill Lovette. The Pork Group, led by John Thomas, will become part of the Fresh Meats Division.

   . Steve Hankins will be the CFO and Les R. Baledge will be General Counsel for the new company. Mr. Hankins will have the support services of Accounting, Finance, Information Technology, and Risk Management reporting to him. Carl Johnson, currently Tyson Executive Vice President of Administrative Services will lead Risk Management and report to Mr. Hankins. Mr. Baledge will head Legal Services.
Shares to be Issued--Tyson Class A Common Stock

   We expect that up to 134,706,768 shares of Tyson Class A Common Stock will be issued in connection with the Merger and in connection with the issuance of Tyson Class A Common Stock upon exercise of options to acquire IBP Shares that are converted into options to acquire Tyson Class A Common Stock at the Effective Time (the "Tyson Options"). This number was determined by assuming that IBP Shares will be converted in the Merger or subject to Tyson Options at the highest exchange ratio of 2.381 shares of Tyson Class A Common Stock for each IBP Share. The number of IBP Shares was determined by adding (i) the number of IBP Shares subject to options 2,605,033 and (ii) the total number of outstanding IBP Shares not owned by Tyson or Purchaser 53,970,678, in each case as of August 27, 2001. The shares of Tyson Class A Common Stock to be issued to acquire IBP will have the same relative rights, preferences and limitations as shares presently held by the holders of Tyson Class A Common Stock.

Purpose of the Issuance

   The issuance of Tyson Class A Common Stock in the Merger will facilitate the acquisition of IBP. After completion of the Offer, Tyson owns 54,186,999, or approximately 50.1% of the outstanding IBP Shares. The remaining approximately 49.9% of the IBP Shares will be acquired pursuant to the Merger. The approval of the issuance of Tyson Class A Common Stock is a condition to the Merger. Additionally, under the rules of the New York Stock Exchange, Tyson is required to obtain stockholder approval prior to the issuance of the additional shares of Tyson Class A Common Stock in the Merger and pursuant to the Tyson Options.

   The Tyson stockholders can approve any action without a meeting of the stockholders by means of a written consent upon the affirmative vote of Tyson stockholders having not less than the minimum number of votes that would be required at a meeting at which all votes were present. Accordingly, the approval of the issuance of Tyson Class A Common Stock in the Merger pursuant to such written consent requires the affirmative vote of Tyson stockholders having at least a majority of the votes represented by all of the outstanding shares of Tyson Class B common stock, par value $0.10 per share (the "Tyson Class B Common Stock") and Tyson Class A Common Stock, (collectively, the "Tyson Common Stock"). As required by the Merger Agreement, on August 27, 2001, the holders of shares representing approximately 90% of the voting power of Tyson Common Stock delivered to Tyson a written consent approving the issuance of Tyson Class A Common Stock in the Merger and pursuant to the Tyson Options. As of the date of the written consent, there were 117,846,967 shares of Tyson Class A Common Stock and 102,645,048 shares of Tyson Class B Common Stock outstanding.

   Each share of Tyson Class A Common Stock is entitled to one vote per share and each share of Tyson Class B Common Stock is entitled to ten votes per share. Approval of the issuance of Tyson Class A Common Stock will become effective on September 18, 2001.

Plans for IBP

   The acquisition of IBP will allow Tyson to expand its business to include the processing and marketing of beef and pork products. Tyson plans to use its expertise to accelerate IBP's program to develop value-added

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

convenience foods and case ready retail products in beef and pork. Except as otherwise provided herein, it is currently expected that, following the Merger, the business and operations of IBP will be continued substantially as they are currently being conducted. Tyson will continue to evaluate the business and operations of IBP during the pendency of the Offer and after the consummation of the Offer and the Merger, and will take such actions as it deems appropriate under the circumstances.

Consequence of Share Issuance

   After the additional shares of Tyson Class A Common Stock are issued in the Merger, there will be more shares of Tyson Class A Common Stock outstanding and therefore, existing holders of shares of Tyson Class A Common Stock will own a proportionally smaller percentage of Tyson and have a relatively smaller percentage of the votes entitled to be cast on any matter. Assuming that the maximum amount of 128,504,184 shares of Tyson Class A Common Stock are issued (excluding shares of Tyson Class A Common Stock issuable for Tyson Options), the newly issued Tyson Class A Common Stock will represent approximately 52.2% of the issued and outstanding Tyson Class A Common Stock, 10.1% of the voting power, and 36.8% of all of the Tyson Common Stock.

Fairness Opinions

   The board of directors of Tyson (the "Tyson Board of Directors") received opinions from Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and Stephens Inc. ("Stephens") dated January 1, 2001. Copies of each of these opinions are attached as Annexes A and B hereto. We urge you to read the opinions carefully.

   Opinion of Merrill Lynch. On January 1, 2001, Merrill Lynch delivered its oral opinion, which opinion was subsequently confirmed in writing, to the Tyson Board of Directors to the effect that, as of that date, and based upon the assumptions made, matters considered and limits of review set forth in its opinion, the consideration to be paid by Tyson pursuant to the Offer, the exchange offer for IBP Shares not purchased in the Initial Offer (the "Exchange Offer") and the Merger, taken as a whole, was fair from a financial point of view to Tyson. Merrill Lynch has not updated, and Tyson has not asked Merrill Lynch to update, its opinion.

   The full text of Merrill Lynch's written opinion, which sets forth the assumptions made, matters considered and qualifications and limitations on the review undertaken by Merrill Lynch, is attached as Annex A to this Information Statement. Each holder of Tyson Common Stock is urged to read this opinion in its entirety. Merrill Lynch's opinion was intended for the use and benefit of the Tyson Board of Directors, was directed only to the fairness from a financial point of view of the consideration to be paid by Tyson in the Transaction, did not address the merits of the underlying decision by Tyson to engage in the Transaction and did not constitute a recommendation to any stockholder as to how that stockholder should vote on the issuance of Tyson Class A Common Stock pursuant to the Exchange Offer, the Merger Agreement and the Merger or any related matter. The consideration was determined on the basis of negotiations between Tyson and IBP and was approved by the Tyson Board of Directors. Tyson did not provide specific instructions to, or place any limitations on, Merrill Lynch with respect to the procedures to be followed or factors to be considered by it in performing its analysis or delivering its opinion. This summary of Merrill Lynch's opinion is qualified in its entirety by reference to the full text of the opinion attached as Annex A to this Information Statement.

   In arriving at its opinion, Merrill Lynch:

    . reviewed certain publicly available business and financial information relating to Tyson and IBP that Merrill Lynch deemed to be relevant;

    . reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of Tyson and IBP furnished to Merrill Lynch by Tyson and IBP;

    . conducted discussions with members of senior management and representatives of Tyson and IBP concerning the matters described in the previous two bullet points, as well as their respective businesses and prospects before and after giving effect to the Transaction;

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

    . reviewed the market prices and valuation multiples for IBP Shares and compared them with those of certain publicly-traded companies that Merrill Lynch deemed to be relevant;

    . reviewed the results of operations of IBP and compared them with those of certain publicly-traded companies that Merrill Lynch deemed to be relevant;

    . participated in certain discussions an negotiations among representatives of Tyson and IBP and their financial and legal advisors;

    . compared the proposed financial terms of the Transaction with the financial terms of certain other transactions that Merrill Lynch deemed to be relevant;

    .  reviewed the potential pro forma impact of the Transaction;

    .  reviewed the Merger Agreement; and

    . reviewed other financial studies and analyses and took into account other matters as Merrill Lynch deemed necessary, including Merrill Lynch's assessment of general economic, market and monetary conditions.

   In preparing its opinion, Merrill Lynch assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to Merrill Lynch, discussed with or reviewed by or for Merrill Lynch, or made publicly available, and Merrill Lynch did not assume any responsibility for independently verifying that information or for undertaking an independent evaluation or appraisal of any of the assets or liabilities of Tyson or IBP and was not furnished with any such evaluation or appraisal. In addition, Merrill Lynch did not assume any obligation to conduct any physical inspection of the properties or facilities of Tyson or IBP. With respect to the financial forecast information furnished to or discussed with Merrill Lynch by Tyson or IBP, Merrill Lynch assumed that they were reasonably prepared and reflected the best currently available estimates and judgment of Tyson's or IBP's management as to the expected future financial performance of Tyson or IBP, as the case may be. Merrill Lynch further assumed that the Offer, the Exchange Offer and the Merger, taken together, would constitute a tax-free reorganization for U.S. federal income tax purposes.

   Merrill Lynch's opinion was necessarily based upon market, economic and other conditions as they existed and could be evaluated on, and on the information made available to Merrill Lynch as of the date of its opinion. Merrill Lynch assumed that in the course of obtaining the necessary regulatory or other consents or approvals, contractual or otherwise, for the Merger, no restrictions, including any divestiture requirements or amendments or modifications, would be imposed that would materially affect the contemplated benefits of the Transaction.

   In addition, Merrill Lynch expressed no opinion as to the prices at which shares of Tyson Class A Common Stock or IBP Shares would trade following the announcement or consummation of the Merger, as the case maybe.

   The Tyson Board of Directors selected Merrill Lynch to act as its financial advisor because of Merrill Lynch's reputation as an internationally recognized investment banking firm with substantial experience in transactions similar to the Transaction and because Merrill Lynch is familiar with Tyson and its business. As part of Merrill Lynch's investment banking businesses, Merrill Lynch is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, secondary distributions of listed and unlisted securities and private placements.

   Under the terms of a letter agreement between Tyson and Merrill Lynch dated December 1, 2000, and the Dealer Manager Agreement dated December 11, 2000,
Tyson:

    .  paid Merrill Lynch $2 million upon commencement of the Initial Offer;
       and

    . paid Merrill Lynch $14 million upon the acceptance for payment by Tyson of IBP Shares pursuant to the Offer, against which the $2 million fee referred to above was credited.

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

   Tyson and Merrill Lynch entered into a new Dealer Manager Agreement dated July 3, 2001 which did not provide for any additional payment of fees by Tyson to Merrill Lynch.

   Under the Dealer Manager Agreements dated December 11, 2000 and July 3, 2001, Tyson has agreed to reimburse Merrill Lynch for its reasonable out-of-pocket expenses incurred in connection with its engagement, including the reasonable fees and disbursements of legal counsel, and to indemnify Merrill Lynch and related parties from and against specified liabilities, including liabilities under the federal securities laws, arising out of its engagement.

   Merrill Lynch has, in the past, provided financial advisory and financing services to Tyson and/or its affiliates for which it has received customary compensation, and may continue to do so and may receive additional fees for the rendering of those services. Certain affiliates of Merrill Lynch have entered into loan agreements (along with certain other lending institutions) to provide Tyson financing in connection with the Offer and the Merger, for which such affiliates will receive customary compensation. In addition, in the ordinary course of Merrill Lynch's business, Merrill Lynch and its affiliates may actively trade Tyson Class A Common Stock and other securities of Tyson, as well as IBP Shares and other securities of IBP, for their own accounts and for the accounts of customers. Accordingly, Merrill Lynch and its affiliates may at any time hold a long or short position in such securities.

Opinion of Stephens. On January 1, 2001, Stephens delivered its oral opinion, which opinion was subsequently confirmed in writing, to the Tyson Board of Directors to the effect that, as of that date, and based upon the assumptions made, matters considered and limits of review set forth in its opinion, the consideration to be paid by Tyson pursuant to the Merger Agreement in the aggregate was fair from a financial point of view to Tyson. Stephens has not updated, and Tyson has not asked Stephens to update, its opinion.

   The full text of Stephens' written opinion, which sets forth the assumptions made, matters considered and qualifications and limitations on the review undertaken by Stephens, is attached as Annex B to this Information Statement. Each holder of Tyson Common Stock is urged to read this opinion in its entirety. Stephens' opinion was intended for the use and benefit of the Tyson Board of Directors, was directed only to the fairness from a financial point of view of the consideration to be paid by Tyson pursuant to the Merger Agreement, and did not address the merits of the underlying decision by Tyson to engage in the Transaction. The consideration was determined on the basis of negotiations between Tyson and IBP and was approved by the Tyson Board of Directors. Tyson did not provide specific instructions to, or place any limitations on, Stephens with respect to the procedures to be followed or factors to be considered by it in performing its analysis or delivering its opinion. This summary of Stephens' opinion is qualified in its entirety by reference to the full text of the opinion attached as Annex B to this Information Statement.

   In arriving at its opinion, Stephens:

    . analyzed certain publicly available financial statements and reports regarding IBP and Tyson;

    . analyzed certain internal financial statements and other financial and operating data (including financial projections) concerning IBP and Tyson prepared by management of IBP and Tyson;

    . analyzed balance sheets, capitalization ratios, earnings and book value both in the aggregate and, where applicable, on a per share basis during certain periods;

    . reviewed the reported prices and trading activity of IBP Shares and Tyson Common Stock;

    . compared the financial performance of IBP and Tyson and the prices and trading activity of IBP Shares and Tyson Class A Common Stock with that of certain other comparable publicly-traded companies and their securities;

    . reviewed the financial terms, to the extent publicly available, of certain comparable transactions;

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

    .  reviewed the Merger Agreement and related documents;

    . discussed with management of Tyson the operations of and future business prospects for IBP and Tyson and the anticipated financial consequences of the Transaction; and

    . performed such other analyses and provided such other services as we have deemed appropriate.

   In arriving at its opinion, Stephens relied on the accuracy and completeness of the information and financial data provided to Stephens by Tyson, and Stephens' opinion is based upon such information. Stephens did not inquire into the reliability of such information and financial data recognizing that it was rendering only an informed opinion and not an appraisal or certification of value. With respect to the financial projections prepared by management of IBP and Tyson, Stephens assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of IBP and Tyson. Stephens did not express any opinion as to the prices at which Tyson Common Stock or IBP Shares would trade following the announcement or consummation of the Transaction.

   Stephens' opinion was necessarily based upon market, economic and other conditions as they existed and could be evaluated on, and on the information made available to Stephens as of the date of its opinion.

   The Tyson Board of Directors retained Stephens as an independent contractor to act as financial advisor wih respect to the Transaction. Stephens is a nationally recognized investment banking and advisory firm. Stephens, as part of its investment banking business, regularly issues fairness opinions and is continually engaged in the valuation of companies and their securities in connection with business reorganizations, private placements, negotiated underwritings, mergers and acquisitions and valuations for estate, corporate and other purposes. Stephens is familiar with Tyson and IBP and regularly provides investment banking services to Tyson and issues periodic research reports regarding its business activities and prospects. In the ordinary course of business, Stephens and its affiliates at any time may hold long or short positions, and may trade or otherwise effect transactions as principal or for the accounts of customers, in debt or equity securities or options on securities of Tyson and IBP.

   In consideration for Stephens' services as financial advisor to Tyson, Tyson paid to Stephens a fee of $1 million upon the rendering of a fairness opinion. Tyson has also agreed to reimburse Stephens for its reasonable out- of-pocket expenses, including fees and disbursements of its legal counsel, incurred in connection with its activities as financial advisor to Tyson, and to indemnify Stephens and certain related persons against certain liabilities in connection with its engagement, including certain liabilities under the federal securities laws.

Background

   As part of the continuous evaluation of its businesses and plans, Tyson regularly considers a variety of strategic options and transactions. In recent years, as part of this process, Tyson has evaluated various alternatives for expanding its business, including through acquisitions and discussions with IBP from time to time.

   On October 2, 2000, IBP and Donaldson, Lufkin & Jenrette, Inc. ("DLJ") jointly announced that Rawhide Holdings Corporation, a wholly owned subsidiary of DLJ Merchant Banking Partners III, L.P., a private equity fund affiliated with DLJ, had entered into an Agreement and Plan of Merger dated October 1, 2000, among IBP, Rawhide Holding Corporation and Rawhide Acquisition Corporation, to acquire the outstanding IBP Shares in a transaction whereby each IBP Share would be converted into the right to receive $22.25 in cash (the "Rawhide Agreement").

   On October 27, 2000, Brandes Investment Partners, L.P., Brandes Investment Partners Inc., Brandes Holdings, L.P., Charles H. Brandes, Glenn R. Carlson and Jeffrey A. Busby, together the holders of 9.12% of the outstanding IBP Shares, disclosed in a public filing with the SEC their intention to vote against the merger proposed by the Rawhide Agreement and to consider asserting their appraisal rights under Delaware law.

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   On November 13, 2000, Smithfield Foods, Inc. ("Smithfield") announced in a public filing with the SEC its offer to acquire the outstanding IBP Shares for $25 per IBP Share payable in Smithfield common stock. Also, on November 13, 2000, the Special Committee announced that it would begin discussions with Smithfield. Thereafter, on November 16, 2000, IBP and Smithfield announced that they entered into a confidentiality agreement.

   On November 21, 2000, John Tyson, Chairman, President and Chief Executive Officer of Tyson, contacted Richard Bond, President and Chief Operating Officer of IBP, and inquired as to whether there might be any interest in discussing a combination of IBP and Tyson. As a follow up to this discussion, John Tyson and other senior Tyson executives initiated a meeting with Robert Peterson, Chairman and Chief Executive Officer of IBP, and Mr. Bond on November 24, 2000. During the subsequent week, Mr. Tyson initiated other conversations with both Mr. Peterson and Mr. Bond.

   On December 4, 2000, Tyson sent a letter to the Special Committee outlining a proposal to acquire IBP, which included the following terms:

    . Tyson would acquire all outstanding IB Shares in a two-step merger pursuant to a definitive agreement in which IBP stockholders would receive cash and Tyson Class A Common Stock valued at $26.00 for each IBP Share;

    . to effect the transaction, Tyson would first commence a cash tender offer for up to 50.1% of outstanding IBP Shares; and

    . after conclusion of such tender offer, Tyson would effect a merger in which each remaining IBP Share would be converted into $26.00 of Tyson Class A Common Stock, subject to a maximum exchange ratio of 2.063 Tyson shares and a minimum exchange ratio of 1.688 Tyson shares per IBP Share.

   On December 4, 2000, the Special Committee sent Tyson a letter stating that the Special Committee had determined that Tyson's proposal met the applicable threshold under the Rawhide Agreement and was prepared to enter into discussions with Tyson regarding its proposal.

   On December 4, 2000, IBP and Tyson entered into a confidentiality agreement (the "Confidentiality Agreement"), a copy of which is filed as an exhibit to the Tender Offer Statement on Schedule TO filed by Tyson and Purchaser (the "Schedule TO"), pursuant to which Tyson agreed to keep confidential certain information it and its advisors received from IBP and its advisors in connection with Tyson's evaluation of a potential transaction. Under the Confidentiality Agreement, Tyson was prohibited, prior to March 31, 2001, from making any proposals to acquire less than all of the outstanding IBP Shares, and from acquiring additional IBP Shares in the open market if such acquisition would result in Tyson beneficially owning more than 9.9% of the outstanding IBP Shares, except in each case under certain circumstances.

   On December 5 and 6, 2000, representatives of Tyson and its legal and financial advisors visited the offices of counsel to the Special Committee to conduct preliminary due diligence. On December 8, 2000, representatives of Tyson met with IBP's management to conduct further due diligence and to discuss issues in connection with a possible acquisition of IBP.

   On December 11, 2000, John Tyson spoke with Jo Ann R. Smith, Chairperson of the Special Committee, informing her that Tyson would be initiating the Initial Offer. On December 11, 2000, Tyson announced its intention to commence the Initial Offer. Tyson also delivered a form of merger agreement to IBP. On December 12, 2000, Tyson commenced the Initial Offer.

   On December 18, 2000, Tyson and IBP entered into a confidentiality agreement substantially similar to the Confidentiality Agreement, providing for Tyson to provide due diligence information to IBP, a copy of which was filed as an exhibit to the Schedule TO. During this period, representatives of Tyson and IBP continued to conduct due diligence with respect to the business and operations of the other.

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

   On December 21, 2000, Tyson received a letter from JP Morgan Securities Inc. ("JP Morgan"), on behalf of the Special Committee, inviting Tyson to submit a "best and final offer" between 4:00 p.m. and 5:00 p.m. on Friday, December 29, 2000.

   On December 27, 2000, John Tyson and other representatives of Tyson addressed the Special Committee and its advisors by telephone with respect to the business and operations of Tyson.

   On December 28, 2000, Tyson delivered a letter to the Special Committee outlining the terms of a revised proposal and issued a press release disclosing those terms which included the following terms:

    . in response to the Special Committee's request, Tyson increased the Initial Offer for up to 50.1% of the outstanding IBP Shares to $27.00 in cash per IBP Share and would acquire the remaining IBP Shares for $27.00 of Tyson Class A Common Stock, subject to adjustment;

    . Tyson's bid would remain open until the close of business on Thursday, January 4, 2001; and

    . Tyson proposed to commence an exchange offer for all IBP Shares not purchased in the Initial Offer.

   During the course of Saturday, December 30, 2000, representatives of Tyson and the Special Committee negotiated the terms of Tyson's proposal. On December 30, 2000, Tyson increased the per IBP Share price offered in the Initial Offer, the Exchange Offer and the merger to acquire any remaining IBP Shares not purchased in the Initial Offer or the Exchange Offer (the "Initial Merger") to $28.50. On Sunday, December 31, 2000, representatives of Tyson and IBP continued negotiations and the Special Committee asked Tyson to increase its offer. On January 1, 2001, Tyson increased the per IBP Share price offered in the Initial Offer, the Exchange Offer and the Initial Merger to $30.00 per IBP Share and Tyson, the Purchaser and IBP executed the Merger Agreement.

   On January 2, 2001, Tyson issued a press release amending the terms of the Initial Offer to conform to the terms of the Merger Agreement, including increasing the cash price offered to $30.00 per IBP Share.

   On January 4, 2001, Smithfield filed Amendment No. 4 to Schedule 13D with the SEC, in which it disclosed that it had sold 2,555,000 IBP Shares on January 2 and 3, thus reducing the number of IBP Shares that were beneficially owned to 4,409,341, representing approximately 4.2% of the outstanding IBP Shares.

   On January 5, 2001, Tyson filed its amended cash tender offer documents for the Initial Offer with the SEC to conform to the terms of the Merger Agreement, including increasing the cash price offered to $30.00 per IBP Share. IBP filed an amended Schedule 14D-9 in response to Tyson's amended cash tender offer. Tyson's amended cash tender offer documents and IBP's amended Schedule 14D-9 were mailed to the stockholders of IBP on or about January 5, 2001.

   On January 10, 2001, IBP advised Tyson that on December 29, 2000, counsel to the Special Committee received a comment letter from the SEC in connection with IBP's proxy statement prepared and filed with the SEC in connection with the Rawhide Agreement. The comment letter also contained comments on IBP's historical financial statements. IBP furnished a copy of the letter to Tyson on January 10, 2001. On January 11, 2001, Tyson delivered a letter to the Special Committee in which it expressed its unhappiness that it had not been made aware of the comment letter before it signed the Merger Agreement. Tyson said that it would not be in a position to commence the Exchange Offer until IBP's accountants resolved the SEC issues. Tyson said it was assessing the materiality and impact of the comments and the requirement of a restatement of IBP's financial statements.

   On January 17, 2001, Tyson filed amended cash tender offer documents with the SEC to extend the Initial Offer until January 24, 2001. On January 25, 2001, Tyson filed amended cash tender offer documents with the SEC to extend the Initial Offer until February 7, 2001. Tyson announced that it was delaying the commencement of the Exchange Offer and the closing of the Initial Offer pending the satisfaction of the SEC with the resolution of various accounting issues raised by the SEC's comment letter and Tyson's opportunity to assess the impact of any changes to IBP's financial statements and business.

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

   On January 26, 2001, IBP's Chief Executive Officer, Mr. Peterson, sent a letter to Tyson, which was released publicly, in which he stated that IBP had submitted written responses to the SEC that IBP's management believed addressed all of the SEC's concerns. In addition, Mr. Peterson noted that IBP was continuing to review the operations of its DFG Foods subsidiary, and that, based upon a preliminary review, IBP's management believed that additional reductions in pre-tax earnings of up to $47 million would need to be taken, in addition to possible reductions for impairment of goodwill or other long-lived assets associated with DFG Foods. Mr. Peterson stated that IBP's management would continue to keep Tyson informed of any developments.

   At 11:59 p.m. on January 27, 2001, the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") with respect to the Tyson transaction expired without any further action by the Department of Justice. On February 6, 2001, Tyson filed amended cash tender offer documents with the SEC to extend the Initial Offer until February 20, 2001. On February 21, 2001, Tyson filed amended cash tender offer documents with the SEC to extend the Initial Offer until February 28, 2001.

   On February 22, 2001, IBP issued a press release in which it announced that it was in the process of finalizing amendments to financial statements filed by IBP with the SEC in 2000. IBP stated that the amendments would reflect revisions IBP made based upon the results of IBP's investigation of improprieties at its DFG Foods subsidiary, as well as certain other revisions made in response to an SEC review of various other IBP filings.

   On February 26, 2001, representatives of IBP contacted Tyson's representatives and proposed that Tyson extend the Initial Offer for a period ending two business days after IBP had resolved its accounting issues with the SEC and refiled its periodic reports and provided audited financials for the fiscal year 2000. On February 27, 2001, Tyson management advised IBP management that Tyson had decided to allow the Initial Offer to expire and to proceed with the Cash Election Merger (as defined herein) provided for under the Merger Agreement. On February 28, 2001, Tyson announced that, since the conditions to the Initial Offer were not satisfied, it was going to terminate the Initial Offer and begin to work on the Cash Election Merger with IBP, in accordance with the Merger Agreement.

   On March 13, 2001, IBP filed with the SEC amendments to the following amended and restated reports:

    . its Annual Report on Form 10-K for the fiscal year ended December 25, 1999;

    . its Quarterly Reports on Form 10-Q for the 13 weeks ended March 25, 2000, the 26 weeks ended June 24, 2000 and the 39 weeks ended September 23, 2000, respectively; and

    .  its Current Report on Form 8-K dated November 3, 2000.

   In addition, IBP issued a press release in which it announced that the only remaining issue left to be resolved before it could issue 2000 earnings was the amount of the non-cash impairment charge to the carrying value of DFG Foods' long-lived assets. IBP also summarized the effect of the amendments on its historical financial statements. IBP stated that the amendments included the following:

    . A restatement to reflect adjustments due to financial misstatements and irregularities at its DFG Foods subsidiary. The restatement involved additional charges totaling $32.9 million. This consisted of a $15.5 million pre-tax charge to the fourth quarter of 1999, and a total of $17.4 million in pre-tax charges in the first three quarters of 2000. Also, there was an additional $12.0 million charge taken in the fourth quarter. These charges increased the cost of products sold and selling, general and administrative expenses for the affected periods.

    . A change in accounting treatment of a stock option program from 'fixed accounting' to 'variable plan' accounting principles to recognize expense for certain options granted to officers of IBP during the period 1993 to 2000. Early in 1993, upon the recommendation of a well-known compensation consulting firm, certain administrative rules were adopted for the 1993, and subsequently for the 1996, stockholder approved stock option plans. It was determined that these rules, which authorized bonus options under certain circumstances, created a feature that required the application of 'variable plan' accounting principles, which mandated a compensation charge or credit in the income statement based on the difference between the market value and the exercise price at the end of each period. Previously, IBP followed fixed accounting for these options treating the original grants and the bonus grants as two separate grants. From 1993 through the third quarter of 2000, the effect of the cumulative compensation charge on net earnings was approximately $7.3 million. On a quarter-by-quarter basis, the charge against net earnings was as much as $9.3 million while the credit to net earnings was as high as $9.4 million. The impact on net earnings in the fourth quarter of 2000 was an additional $9.5 million; however, the total impact for 2000 was approximately $9.8 million. All of these compensation charges were non-cash charges.

    . Expansion of reportable business segment information for IBP from two segments to five. These new reportable segments were additional disclosures and had no effect on the historical consolidated financial results of prior filings.

    . Change in method of accounting for revenue recognition in accordance with new accounting guidance. Effective first quarter of 2000, IBP changed its method of accounting for revenue recognition in accordance with the SEC's Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements. As a result of this guidance, IBP will recognize revenue upon delivery to customers. Previously, IBP had recognized revenue upon shipment to customers. The cumulative effect of the change resulted in a charge to earnings of $2.4 million (net of income taxes of $1.5 million) or $0.02 per share. The effect of the change through the nine months ended September 23, 2000 was to decrease net earnings, before the cumulative impact of the accounting change, by $1.7 million or $0.02 per share. All public companies were required to adopt this bulletin's guidance no later than the fourth quarter of 2000.

   IBP also noted that the amendments had the following effect on previously reported net earnings per share (EPS) in 1999 and 2000:

                            Net Earnings Per Share

                                               As Previously
           Period                                Reported    Restated
           ------                              ------------- --------
           1999 EPS--Diluted..................     $2.94      $2.96
           2000 Q1 EPS--Diluted...............     $0.16      $0.13
           2000 Q2 EPS--Diluted...............     $0.55      $0.43
           2000 Q3 EPS--Diluted...............     $0.73      $0.74
           2000 Q3--YTD EPS--Diluted..........     $1.44      $1.30

   On March 14, 2001, IBP issued a press release stating that a recent analyst projection of $0.12 per share of earnings for IBP for the first quarter of 2001 was reasonable, and that IBP continued to believe that earnings for the full year 2001 could be in the $1.80 to $2.20 per share range.

   Tyson also issued a press release on March 14, 2001, stating that the non-cash impairment charge relating to IBP's DFG Foods subsidiary had not been settled and IBP had not filed its 2000 Form 10-K, and that Tyson was continuing with its due diligence and closely monitoring all factors related to IBP's business. Tyson also stated in the release that it was still too early to determine what effect these issues will have on the transaction structure.

   On March 20, 2001, IBP issued a press release in which it reported that it would record a fourth quarter 2000 nonrecurring, pre-tax impairment charge of $60.4 million to its DFG Foods subsidiary's goodwill carrying value. In addition, IBP released its earnings results for the fourth quarter of 2000 and for the full year 2000, and projected that its earnings for the full year 2001 could be in the $1.80 to $2.20 per share range.

   On March 29, 2001, Tyson issued a press release in which it stated that it was discontinuing the Merger Agreement. In addition, Tyson commenced legal action in the Chancery Court of Washington County, Arkansas seeking to rescind or terminate the Merger Agreement and to receive compensation from IBP. On March 30, 2001, IBP filed cross-claims against Tyson and Purchaser in a previously filed action in the Court of Chancery of the State of Delaware in and for New Castle County, Delaware seeking a declaratory judgment that Tyson had no right to rescind or terminate the Merger Agreement and a decree of specific performance by Tyson of its obligations under the Merger Agreement.

   In April and May, 2001, Tyson and IBP litigated their claims against each other. On June 15, 2001, the Delaware Court of Chancery issued its Memorandum Opinion directing specific performance by Tyson of the Merger Agreement. Since then, the parties have negotiated the terms of the order required by the Delaware Court of Chancery, resulting in the Stipulation and the Transaction.

   On June 28, 2001, IBP and Tyson announced that Robert L. Peterson, IBP's Chairman and Chief Executive Officer, and Richard L. Bond, IBP's President and Chief Operating Officer, have agreed to become members of Tyson's Board of Directors upon closing of the Merger.

   On July 3, 2001, Tyson and Purchaser commenced the Offer to purchase up to a number of IBP Shares which, together with the IBP Shares already owned by Tyson, would represent 50.1% of the outstanding IBP Shares for $30.00 per IBP Share. The Offer was scheduled to expire on August 3, 2001.

   On August 3, 2001, Tyson entered into definitive loan agreements with various lenders to provide financing for the funds required by Tyson to purchase the IBP Shares tendered in the Offer. Also, on August 3, 2001, the Delaware Chancery Court approved a settlement of the IBP stockholder litigation pending in that court.

   On August 3, 2001, the Offer expired. On August 4, 2001, Tyson issued a press release announcing the successful completion of the Offer and that Tyson would purchase a number of IBP Shares which, together with the IBP Shares already owned by Tyson, would represent 50.1% of the outstanding IBP Shares. Approximately 99.1% of the outstanding IBP Shares were tendered by IBP stockholders.

   On August 10, 2001, Tyson issued a press release announcing the final results of the Offer. 105,341,969 IBP Shares representing approximately 97.4% of the total outstanding IBP Shares, had been tendered and not withdrawn prior to the expiration of the Offer. Tyson announced that it would be purchasing 53,612,799 of the tendered IBP Shares, after which it and Purchaser would own approximately 50.1% of the outstanding IBP Shares.

Regulatory Requirements

   In connection with the Offer and the Merger, Tyson is required to make a number of filings with various federal and state governmental agencies, including:

    . filing of a certificate of merger with the Secretary of State of the State of Delaware in accordance with the General Corporation Law of the State of Delaware after the approval of the Merger by IBP's stockholders;

    . complying with federal and state securities laws and the federal tender offer and proxy rules;

    . notifying and furnishing certain information to the Federal Trade Commission ("FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division") pursuant to the HSR Act; and

    . complying with any applicable non-United States laws intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade.

   Under the HSR Act and the rules that have been promulgated thereunder by the FTC, certain acquisition transactions may not be consummated unless certain information has been furnished to the Antitrust Division and the FTC and certain waiting period requirements have been satisfied. The acquisition of IBP is subject to this requirement. Pursuant to the requirements of the HSR Act, Tyson filed a Notification and Report Form with respect to the Initial Offer, the Exchange Offer and the Initial Merger with the Antitrust Division and the FTC on December 12, 2000. Absent a request for additional information, the initial waiting period applicable to the purchase of IBP Shares pursuant to the Initial Offer was to expire at 11:59 p.m., New York City time, on Wednesday, December 27, 2000. On December 28, 2000, Tyson announced that, prior to the expiration of the waiting period, the Antitrust Division extended the waiting period by requesting additional information from Tyson. At 11:59 p.m. on January 27, 2001, the waiting period under the HSR Act expired without any further action by the Department of Justice.

Material Federal Income Tax Consequences

   Tyson and its existing stockholders will not recognize any gain or loss on the issuance of Tyson Class A Common Stock in the Merger.

Accounting Treatment

   The Merger will be accounted for using the purchase method of accounting for business combinations in accordance with accounting principles generally accepted in the U.S. ("GAAP").

Appraisal Rights

   Appraisal rights are not available to holders of Tyson Class A Common Stock or Tyson Class B Common Stock in connection with the issuance of Tyson Class A Common Stock in the Merger.

                             FINANCIAL INFORMATION

Selected Financial Data for Tyson

   The following selected consolidated financial data relating to Tyson and its subsidiaries has been taken or derived from the audited financial statements contained in Tyson's Form 10-K for fiscal years ended September 27, 1997, October 3, 1998 and September 30, 2000 and the unaudited financial statements contained in Tyson's Form 10-Q for the nine months ended July 1, 2000 and June 30, 2001. See section entitled "Certain Comparative and Pro Forma Financial Information" for information regarding the compilation of data presented in the column below entitled "Tyson Historical Pro Forma Combined (unaudited)." Additionally, the Pro Forma combined total assets and long-term debt at September 30, 2000 were derived from the audited financial statements of Tyson contained in the Tyson 10-K and the unaudited financial statements of IBP contained in IBP's restated financial statements contained in IBP's Quarterly Report on Form 10-Q dated September 23, 2000.

   More comprehensive financial information is included in such reports and the other documents filed by Tyson with the SEC, which are incorporated by reference in this Information Statement. Such reports and other documents may be obtained as described in the section captioned "Available Information."

                                                                                                                39 Weeks ended
                                                                      52/53 Weeks ended                          (Unaudited)
-                                              --------------------------------------------------------------  ---------------
                                               September 28, September 27, October 3, October 2, September 30, July 1, June 30,
                                                   1996          1997         1998       1999        2000       2000     2001
-                                              ------------- ------------- ---------- ---------- ------------- ------- --------
                                                              (in millions of dollars, except per share amounts)
Income Statement Data:
   Revenues...................................    $6,454        $6,356       $7,414     $7,363      $7,158     $5,377   $5,465
   Income before minority interest............        84           186           25        242         151        133       41
   Net income.................................        87           186           25        230         151        133       40
Balance Sheet Data:
   Total assets...............................    $4,544        $4,411       $5,242     $5,083      $4,854     $4,898   $4,989
   Long-term debt, capital leases and
    redeemable preferred stock
    (excluding current portion)...............     1,806         1,558        1,967      1,515       1,357      1,459    1,614
   Short-term borrowings......................       169           132          162        289         185        149       46
   Shareholders' equity.......................     1,542         1,621        1,970      2,128       2,175      2,169    2,145
Cash Flow Data:
   Cash flows from operations.................    $  173        $  541       $  496     $  547      $  587     $  438   $  275
   Cash flows from (used in)
    financing activities......................        52          (418)         (27)      (395)       (366)      (284)      48
   Cash flows (used in) investing activities..      (222)         (136)        (446)      (166)       (206)      (160)    (293)
Earnings Per Shared Data:
   Basic......................................    $ 0.40        $ 0.86       $ 0.11     $ 1.00      $ 0.67     $ 0.59   $ 0.18
   Diluted....................................    $ 0.40        $ 0.85       $ 0.11     $ 1.00      $ 0.67     $ 0.59   $ 0.18
Cash Dividends Per Share:
   Class A Common Stock.......................    $0.080        $0.095       $0.100     $0.115      $0.160     $0.120   $0.120
   Class B Common Stock.......................    $0.072        $0.086       $0.090     $0.104      $0.144     $0.108   $0.108
Ratio of earning to fixed charges.............        --            --           --       3.23        2.63       2.91     1.61

                                                                                          September 30,    June 30,
                                                                                              2000           2001
                    Tyson Historical Pro Forma Combined (unaudited):                         -------------  --------
                                                                                          (in millions of dollars,
                                                                                              except per share
                                                                                                  amounts)
Revenues.................................................................................    $23,832       $18,362
Income before accounting change and extraordinary loss...................................        312            41
Total assets.............................................................................     10,331        10,636
Long-term debt, capital leases and redeemable preferred stock (excluding current portion)      3,796         4,010
Earnings per share data before accounting change and extraordinary loss:
   Basic.................................................................................    $  0.88       $  0.12
   Diluted...............................................................................    $  0.87       $  0.12
Cash dividends per share:
      Class A common stock...............................................................    $ 0.084       $ 0.063
      Class B common stock...............................................................    $ 0.144       $ 0.108

--------
1. The results for 2000 include a $24 million pretax charge for bad debt write-off related to the January 31, 2000, bankruptcy filing of AmeriServe Food Distribution, Inc. and a $9 million pretax charge related to Tyson de Mexico losses.
2. The results for 1999 include a $77 million pretax charge for loss on a sale of assets and impairment write-downs.
3. Significant business combination accounted for as a purchase: Hudson Foods, Inc. on January 9, 1998.
4. The results for 1998 include a $215 million pretax charge for asset impairment and other charges.
5. For the purposes of calculating the ratio of earnings to fixed charges, "earnings" consist of income from continuing operations before income taxes and fixed charges (excluding capitalized interest). "Fixed charges" consist of (i) interest on indebtedness, whether expensed or capitalized, but excluding interest to fifty-percent-owned subsidiaries, (ii) that portion of rental expense Tyson believes to be representative of interest (one-third of rental expense) and (iii) amortization of debt discount and expenses.

Selected Financial Data for IBP

   The following selected consolidated financial data relating to IBP and its subsidiaries has been taken or derived from the audited financial statements contained in IBP's Annual Report on Form 10-K for the fiscal year ended December 30, 2000 (2000 was a 53-week year), and the unaudited financial statements contained in IBP's Form 10-Q for the 26 weeks ended June 24, 2000 and June 30, 2001. More comprehensive financial information is included in such reports and the other documents filed by IBP with the SEC, and the financial data set forth below is qualified in its entirety by reference to such reports and other documents, including the financial statements and related notes contained therein. Such reports and other documents may be obtained as described in the section captioned "Available Information." The selected short-term borrowings data, cash flow data and basic earnings per share data for the fiscal years ended December 28, 1996, December 27, 1997 and December 26, 1998 are derived from information provided by IBP.

                                                                                                        26 Weeks ended
                                                            52/53 Weeks Ended                             (unaudited)
                                     ---------------------------------------------------------------  ------------------
                                       Restated     Restated     Restated     Restated                 Restated
                                     December 28, December 27, December 26, December 25, December 30,  June 24,  June 30,
                                       1996(4)      1997(4)      1998(4)     1999(4)(5)      2000     2000(4)(5)   2001
                                     ------------ ------------ ------------ ------------ ------------ ---------- --------
                                                      (in millions of dollars, except per share amounts)
Income Statement Data:
  Revenues (1)......................   $12,951      $13,881      $13,735      $15,122      $16,950      $8,224    $8,486
  Income before accounting change
   and extraordinary item...........       198          122          198          318          153          80        62
  Net income........................       198          122          183          318          135          63        61
Balance Sheet Data:
  Total assets......................   $ 2,174      $ 2,972      $ 3,313      $ 4,144      $ 4,426      $4,373    $4,652
  Long-term debt, capital leases
   and redeemable preferred stock
   (excluding current portion)......       260          635          761          790          659         660       688
  Short-term borrowings.............         1          194          152          555          833         836     1,029
  Common stock equity...............     1,194        1,236        1,391        1,700        1,850       1,755     1,912
Cash Flow Data:
  Cash flows from (used in)
   operations.......................   $   291      $   199      $   342      $   318      $   378      $  109    $  (22)
  Cash flows from (used in)
   financing activities.............       (23)         132           15          404           75          99       198
  Cash flows (used in) investing
   activities.......................      (290)        (354)        (397)        (720)        (456)       (209)     (187)
Earnings Per Share Data:
  Basic earnings per share before
   accounting change and
   extraordinary item...............   $  2.09      $  1.26      $  2.02      $  3.26      $  1.41      $ 0.73    $ 0.59
  Accounting change (2).............        --           --           --           --        (0.02)      (0.02)       --
  Extraordinary item (3)............        --           --        (0.15)          --        (0.14)      (0.14)    (0.01)
  Basic earnings per share..........      2.09         1.26         1.87         3.26         1.25        0.57      0.58
  Diluted earnings per share before
   accounting change and
   extraordinary item...............      2.06         1.20         1.86         2.96         1.40        0.72      0.58
  Accounting change.................        --           --           --           --        (0.02)      (0.02)       --
  Extraordinary item................        --           --        (0.14)          --        (0.14)      (0.14)    (0.01)
  Diluted earnings per share........      2.06         1.20         1.72         2.96         1.24        0.56      0.57
  Cash dividends per share..........      0.10         0.10         0.10         0.10         0.10       0.050     0.050

--------
(1)Freight charges previously netted against sales have bee reclassified to cost of goods sold in prior years to conform with the current year presentation.
(2)Cumulative effect of change in accounting principle, net of applicable income taxes.
(3)Extraordinary loss on extinguishment of debt, net of applicable income taxes.
(4)The financial information presented for 1996 through 1999 and the 26 weeks ended June 24, 2000 has been restated for the application of variable plan accounting for certain stock options. The impact of variable plan accounting increased (decreased) selling, general and administrative expense in fiscal years 1999, 1998, 1997 and 1996 by $(12.0) million, $11.0 million, $(1.9)
   million and $1.2 million, respectively. Net earnings were increased (decreased) by $10.8 million, $(9.8) million, $1.8 million and $(1.1) million and earnings per diluted share by $0.11, $(0.09), $0.02 and $(0.01), respectively, in fiscal years 1999, 1998, 1997 and 1996. For the 26 weeks ended June 24, 2000, the impact of variable plan accounting decreased selling, general and administrative expense by $1.6 million and increased net income and earnings per diluted share by $1.4 million and $0.01 per share, respectively.
(5)The financial information for 1999 has also been restated to reflect $15.5 million of pre-tax adjustments for irregularities and misstatements at one of IBP's subsidiaries. These adjustments resulted in an $8.7 million increase in previously reported cost of products sold and a $6.8 million increase in selling, general and administrative expenses. The related tax impact of these adjustments of $5.9 million has also been reflected. The impact of these adjustments reduced net earnings by $9.6 million and related basic and diluted earnings per share by $0.10 and $0.09, respectively, for amounts previously reported for fiscal 1999. For the 26 weeks ended June 24, 2000, these adjustments resulted in an increase of $10.7 million in previously reported cost of products sold and a $8.8 million increase in selling, general and administrative expenses. The related tax impact of these adjustments of $7.4 million has also been reflected. The impact of these adjustments reduced net earnings by $12.1 million and related earnings per diluted share by $0.11 from amounts previously reported for the first quarter 2000.

Certain Comparative and Pro Forma Financial Information

   Comparative Per Share Data. The following table sets forth, for each of the periods indicated, income per share from continuing operations and book value per share separately for Tyson and IBP on a historical basis, for Tyson on a historical pro forma combined basis and on a historical pro forma combined basis per IBP equivalent share. The information in the table below should be read in conjunction with the historical financial statements of the corporations referred to in this Information Statement in the sections captioned "Selected Financial Data" of each of Tyson and IBP.

   We used an assumed exchange ratio of 2.381 and 1.948, the maximum and minimum exchange ratio that could be applied in the Merger, in computing the unaudited historical pro forma combined and unaudited equivalent pro forma combined per share data.

   The Tyson pro forma data was prepared by Tyson and derived by combining the unaudited historical consolidated financial information of Tyson and IBP using the purchase method of accounting for business combinations in accordance with GAAP.

   IBP's unaudited equivalent pro forma per share data shows the effect of the Merger from the perspective of an owner of IBP Shares. The information was computed by multiplying the Tyson/IBP historical pro forma information by the assumed exchange ratio of 2.381 and 1.948, the high and low ends of the exchange ratio in the Merger, and then multiplying the result by 49.9%, which represents the percentage of total outstanding number of IBP Shares that will be converted into Tyson Class A Common Stock. The remaining 50.1% of IBP Shares were purchased by Tyson for cash pursuant to the Offer or were already owned by Tyson.

   The unaudited historical pro forma combined per share data may not be indicative of the operating results or financial position that would have occurred if the Merger had been consummated at the beginning of the periods indicated, and may not be indicative of future operating results or financial position.

   The information in the table below should be read in conjunction with the historical financial statements incorporated by reference in this Information Statement in the sections captioned "Selected Financial Data" of each of Tyson and IBP.

Tyson Historical Per Share (Thirty-nine weeks ended and as of June 30, 2001)
   Earnings per share
       Basic................................................................... $ 0.18
       Diluted.................................................................   0.18
   Cash Dividends
       Class A.................................................................  0.120
       Class B.................................................................  0.108
   Book Value..................................................................   9.70

Tyson Historical Per Share (Fifty-two weeks ended and as of September 30, 2000)
   Earnings per share
       Basic................................................................... $ 0.67
       Diluted.................................................................   0.67
   Cash Dividends
       Class A.................................................................  0.160
       Class B.................................................................  0.144
   Book Value..................................................................   9.67

IBP Historical Per Share (Fifty-three weeks ended and as of December 30, 2000)
   Earnings per share before accounting change and extraordinary loss
       Basic................................................................... $ 1.41
       Diluted.................................................................   1.40
   Cash Dividends..............................................................   0.10
   Book Value..................................................................  17.50

IBP Historical Per Share (Twenty-six weeks ended and as of June 30, 2001)
   Earnings per share before accounting change and extraordinary loss
       Basic................................................................... $ 0.59
       Diluted.................................................................   0.58
   Cash Dividends..............................................................   0.05
   Book Value..................................................................  17.99

                                                                          Assumed Exchange
                                                                              Ratio of
                                                                          ----------------
                                                                           2.381    1.948
Tyson/IBP Historical Pro Forma Per Share (Thirty-nine weeks ended and as of June 30, 2001)
   Earnings per share before accounting change and extraordinary loss
       Basic............................................................. $ 0.12   $ 0.13
       Diluted...........................................................   0.12     0.12
   Cash Dividends
       Class A...........................................................  0.063    0.068
       Class B...........................................................  0.108    0.108
   Book Value............................................................   9.54    10.22

Tyson/IBP Historical Pro Forma Per Share (Fifty-two weeks ended and as of
  September 30, 2000)
   Earnings per share before accounting change and extraordinary loss
       Basic............................................................. $ 0.88   $ 0.94
       Diluted...........................................................   0.87     0.94
   Cash Dividends
       Class A...........................................................  0.084    0.090
       Class B...........................................................  0.144    0.144

Unaudited Equivalent Historical Pro Forma Per Share for IBP (Thirty-nine weeks ended and as of June 30, 2001)
   Earnings per share before accounting change and extraordinary loss
       Basic............................................................. $ 0.14   $ 0.13
       Diluted...........................................................   0.14     0.12
   Cash Dividends........................................................  0.075    0.066
   Book Value............................................................  11.33     9.93

Unaudited Equivalent Historical Pro Forma Per Share for IBP (Fifty-two
  weeks ended September 30, 2000)
   Earnings per share before accounting change and extraordinary loss
       Basic............................................................. $ 1.05   $ 0.91
       Diluted...........................................................   1.03     0.91
   Cash Dividends........................................................  0.100    0.087

   Pro Forma Combined Financial Statements Reflecting Acquisition of 100% of IBP, inc. The following Unaudited Pro Forma Combined Condensed Balance Sheet at June 30, 2001 (the "Pro Forma Balance Sheet") and the Unaudited Pro Forma Combined Condensed Statement of Income for the fiscal year ended September 30, 2000 and the Unaudited Pro Forma Combined Condensed Statement of Income for the nine months ended June 30, 2001 (the "Pro Forma Income Statements" and, together with the Pro Forma Balance Sheet, the "Pro Forma Financial Statements") are presented using the purchase method of accounting to give effect to the Merger and reflect the combination of consolidated historical financial data of IBP and Tyson.

   The Pro Forma Balance Sheet is derived from the unaudited financial statements of Tyson contained in Tyson's Quarterly Report on Form 10-Q for the nine months ended June 30, 2001 (the "Tyson 10-Q") and the unaudited financial statements of IBP contained in IBP's Quarterly Report on Form 10-Q for the 26 weeks ended June 30, 2001 (the "IBP 10-Q") and is presented as if the Merger had occurred on June 30, 2001. The Unaudited Pro Forma Combined Condensed Income Statement for the fiscal year ended September 30, 2000 has been derived from the audited financial statements of Tyson contained in the Tyson 10-K and the unaudited financial statements of IBP contained in IBP's restated historical financial statements contained in IBP's Annual Report on Form 8-K, dated November 3, 2000, as amended, and IBP's restated historical unaudited financial statements contained in IBP's Quarterly Reports on Form 10-Q, as amended (the "IBP Restated 10-Qs"), and is presented as if the Merger had occurred on October 3, 1999. The Unaudited Pro Forma Combined Condensed Income Statement for the nine months ended June 30, 2001 has been derived from the unaudited financial statements of Tyson contained in the Tyson 10- Q and the unaudited financial statements and information of IBP contained in IBP's Annual Report on Form 10-K for the fiscal year ended December 30, 2000 and in IBP's 10-Q and IBP's Restated 10-Qs.

   The pro forma adjustments reflected in the Pro Forma Financial Statements and represent estimated values and amounts based on available information regarding IBP's assets and liabilities. The actual adjustments that will result from the Merger will be based on further evaluations and may differ substantially from the adjustments presented herein. The Pro Forma Financial Statements are presented for illustrative purposes only and are not necessarily indicative of the financial position or operating results that would have been achieved had the Merger been consummated as of the dates indicated or of the results that may be obtained in the future.

   The Pro Forma Financial Statements should be read in conjunction with the accompanying notes and the historical financial statements of the corporations incorporated by reference or referred to in this Information Statement in the sections captioned "Selected Financial Data" of each of Tyson and IBP.

                               TYSON FOODS, INC.

             UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

                                 June 30, 2001
                           (in millions of dollars)

                                                           (a)         (b)        (c)        (a)+(b)+(c)
                                                       Tyson Foods,                   Pro Forma
-                                                      ------------           -------------------------
                                                           Inc.     IBP, inc. Adjustments     Combined
-                                                          ----     --------- -----------    -----------
ASSETS
Current Assets:
   Cash and cash equivalents..........................   $   71.2   $   19.3   $      --      $    90.5
   Accounts receivable................................      527.8      705.5          --        1,233.3
   Inventories........................................      972.4      982.9          --        1,955.3
   Other current assets...............................       48.9       93.8          --          142.7
                                                         --------   --------   ---------      ---------
       Total current assets...........................    1,620.3    1,801.5          --        3,421.8
                                                         --------   --------   ---------      ---------
   Net property, plant and equipment..................    2,127.7    1,731.9          --        3,859.6
   Excess of investments over net assets acquired.....      930.2         --      (930.2)(8)         --
   Identifiable intangibles...........................         --         --        25.0 (1)       25.0
   Goodwill...........................................         --      946.7      (946.7)(1)    2,925.6
                                                                                 1,995.4 (1)
                                                                                   930.2 (8)
   Other assets.......................................      311.2      172.3       (12.9)(6)      403.6
                                                                                   (67.0)(7)
                                                         --------   --------   ---------      ---------
       Total assets...................................   $4,989.4   $4,652.4   $   993.8      $10,635.6
                                                         ========   ========   =========      =========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
   Notes payable......................................   $   29.5   $1,023.0   $      --      $ 1,052.5
   Current portion of long-term debt..................       16.4        5.8          --           22.2
   Trade accounts payable.............................      331.4      432.1          --          763.5
   Other accrued liabilities..........................      407.2      392.1          --          799.3
                                                         --------   --------   ---------      ---------
   Total current liabilities..........................      784.5    1,853.0          --        2,637.5
                                                         --------   --------   ---------      ---------
   Long-term debt.....................................    1,614.0      687.6     1,708.4 (2)    4,010.0
   Deferred income taxes..............................      367.8      199.8          --          567.6
   Other liabilities..................................       78.6         --          --           78.6
Shareholders' Equity:
   Class A common stock...............................       13.8        5.5        (5.5)(3)       26.7
                                                                                    12.9 (4)
   Class B common stock...............................       10.3         --          --           10.3
   Capital in excess of par value.....................      734.8      442.5      (442.5)(3)    1,919.3
                                                                                 1,176.1 (4)
                                                                                     8.4 (5)
   Retained earnings..................................    1,730.5    1,537.3    (1,537.3)(3)    1,730.5
   Accumulated other comprehensive income.............       (8.2)     (12.7)       12.7 (3)       (8.2)
                                                         --------   --------   ---------      ---------
                                                          2,481.2    1,972.6      (775.2)       3,678.6
   Treasury stock.....................................      330.3       60.6       (60.6)(3)      330.3
   Unamortized deferred compensation..................        6.4         --          --            6.4
                                                         --------   --------   ---------      ---------
       Total shareholders' equity.....................    2,144.5    1,912.0      (714.6)       3,341.9
                                                         --------   --------   ---------      ---------
       Total liabilities and shareholders' equity.....   $4,989.4   $4,652.4   $   993.8      $10,635.6
                                                         ========   ========   =========      =========

                            See accompanying notes.

                               TYSON FOODS, INC.

          UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME

                     Fiscal Year Ended September 30, 2000
              (in millions of dollars, except per share amounts)

                                                                  (a)        (b)        (c)       (a)+(b)+(c)
                                                                                            Pro Forma
                                                                 Tyson              ------------------------
                                                              Foods, Inc. IBP, inc. Adjustments    Combined
                                                              ----------- --------- -----------   -----------
Sales........................................................  $7,157.8   $16,674.5   $    --      $23,832.3
Cost of Sales................................................   6,043.4    15,630.5        --       21,673.9
                                                               --------   ---------   -------      ---------
                                                                1,114.4     1,044.0        --        2,158.4
Expenses:
   Selling, general and administrative.......................     765.9       552.0        --        1,317.9
   Other.....................................................        --        31.3        --           31.3
                                                               --------   ---------   -------      ---------
Operating income.............................................     348.5       460.7        --          809.2
Other expenses:
   Interest..................................................     115.0        83.2     119.6(1)       317.8
   Other.....................................................      (1.2)         --        --           (1.2)
                                                               --------   ---------   -------      ---------
Income before taxes on income, accounting change and
  extraordinary loss.........................................     234.7       377.5    (119.6)         492.6
Provision for income taxes...................................      83.5       142.1     (45.4)(2)      180.2
Minority interest............................................        --          --        --             --
                                                               --------   ---------   -------      ---------
Net income before accounting change and extraordinary loss...  $  151.2   $   235.4   $ (74.2)     $   312.4
                                                               ========   =========   =======      =========
Weighted average shares outstanding:
   Basic.....................................................     225.0       103.6                    354.0
   Diluted...................................................     226.0       107.1                    357.2
Earnings per share before accounting change and extraordinary loss
   Basic.....................................................  $   0.67   $    2.24                $    0.88
   Diluted...................................................  $   0.67   $    2.17                $    0.87
Earnings per share before accounting change and extraordinary loss (assumes exchange ratio of 2.381):
   Basic.....................................................  $     --   $      --                $    0.88
   Diluted...................................................  $     --   $      --                $    0.87
Earnings per share before accounting change and extraordinary loss (assumes exchange ratio of 1.948):
   Basic.....................................................  $     --          --                $    0.94
   Diluted...................................................  $     --          --                $    0.94

                            See accompanying notes.

                               TYSON FOODS, INC.

          UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME

                        Nine Months Ended June 30, 2001
              (in millions of dollars, except per share amounts)

                                                                  (a)        (b)         (c)      (a)+(b)+(c)
                                                                                            Pro Forma
                                                                 Tyson               -----------------------
                                                              Foods, Inc. IBP, inc.  Adjustments   Combined
                                                              ----------- ---------  -----------  -----------
Sales........................................................  $5,464.8   $12,897.0    $   --      $18,361.8
Cost of sales................................................   4,708.1    12,214.1        --       16,922.2
                                                               --------   ---------    ------      ---------
                                                                  756.7       682.9        --        1,439.6
Expenses:
   Selling, general and administrative.......................     608.2       511.1        --        1,119.3
   Other.....................................................        --        (6.9)       --           (6.9)
                                                               --------   ---------    ------      ---------
Operating income.............................................     148.5       178.7        --          327.2
Other expenses:
   Interest..................................................      81.1        74.1      89.7 (1)      244.9
   Other.....................................................       3.7          --        --            3.7
                                                               --------   ---------    ------      ---------
Income before taxes on income, accounting change and
  extraordinary loss.........................................      63.7       104.6     (89.7)          78.6
Provision for income taxes...................................      22.3        48.4     (34.1)(2)       36.6
Minority interest............................................       1.1          --        --            1.1
                                                               --------   ---------    ------      ---------
Net income before accounting change and
  extraordinary loss.........................................  $   40.3   $    56.2    $(55.6)     $    40.9
                                                               ========   =========    ======      =========
Weighted average shares outstanding:
   Basic.....................................................     221.7       105.9                    350.2
   Diluted...................................................     227.3       106.9                    352.2
Earnings per share before accounting change and extraordinary item:
   Basic.....................................................  $   0.18   $    0.53                $    0.12
   Diluted...................................................  $   0.18   $    0.53                $    0.12
Earnings per share before accounting charge and extraordinary item (assumes exchange ratio of 2.381):
   Basic.....................................................        --          --                $    0.12
   Diluted...................................................        --          --                $    0.12
Earnings per share before accounting charge and extraordinary item (assumes exchange ratio of 1.948):
   Basic.....................................................        --          --                $    0.13
   Diluted...................................................        --          --                $    0.12

                            See accompanying notes.

         NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

   The following adjustments are based upon Tyson's preliminary purchase price allocation as further described below.

(1)To record the excess of purchase price over net assets acquired as follows (in millions):

Purchase consideration:
   Cash paid for 50.1% of outstanding IBP shares
     (53,612,688 shares at $30)............................           $1,608.4
   Tyson Class A common stock issued for 49.9% of the
     outstanding IBP shares based upon an average trading
     price of $12.60, which is the lower end of the range
     of $12.60 to $15.40 of Tyson's average trading price
     of Tyson Class A common stock set forth in the merger
     agreement (53,983,689 x 2.381 at $9.25, the average
     closing price for Tyson Class A common stock for the
     six days subsequent to the stipulation)...............            1,189.0
   Estimated acquisition expenses..........................              167.0
   IBP stock options converted to Tyson stock options......                8.4
   IBP stock currently owned by Tyson......................               12.9
                                                                      --------
   Total acquisition consideration.........................           $2,985.7
                                                                      ========
   Total purchase price....................................           $2,985.7
Less:
   Book value of IBP's net assets acquired................. $1,912.0
   To eliminate IBP's goodwill.............................   (946.7)
                                                            --------
   Estimated fair value of the assets of the company
     acquired less liabilities assumed (a), (b) and (c)....             (965.3)
   Identifiable intangible assets (a) and (b)..............              (25.0)
                                                                      --------
   Goodwill................................................           $1,995.4
                                                                      ========

      -----
    (a)Based upon currently available information Tyson has assumed for purposes of these Unaudited Pro Forma Financial Statements that the book value of IBP's tangible assets and liabilities approximate their fair value. Tyson is in the process of performing a detailed analysis and outside appraisal of the fair values of the assets of IBP acquired and liabilities assumed. Based upon this detailed analysis, which has not yet been completed, the allocation of the excess purchase price over the book value of IBP may be further refined. This may result in a portion of the purchase price being further allocated to property, plant and equipment and other identifiable intangible assets with the remainder, representing goodwill. Tyson anticipates completing this detailed analysis and finalizing the purchase price allocation in fiscal 2002.

       On June 29, 2001, the Financial Accounting Standards Board, or the FASB, approved the final standards resulting from its deliberations on the business combinations project. The FASB issued Financial Accounting Standards No. 141 Business Combinations, and No. 142, Goodwill and Other Intangible Assets, in late July.

       Statement 141 includes the criteria for the recognition of intangible assets separately from goodwill, is effective for any business combination accounted for by the purchase method that is completed after June 30, 2001. Statement 142, which includes the requirements to test goodwill and indefinite lived intangible assets for impairment rather than amortize them, will be effective for fiscal years beginning after December 15, 2001 with early adoption permitted for companies with fiscal years beginning after March 15, 2001, provided they have not yet issued their first quarter financial statements. In all cases, Statement 142 must be adopted as of the beginning of a fiscal year. The pro forma adjustments do not include any goodwill amortization.

    (b)Based upon information from IBP, this amount represents identifiable assets, primarily registered trademarks, which will be amortized on a straight line basis over their estimated useful lives of fifteen years.

    (c)Tyson will perform a detailed analysis and measurement of the fair value of assets and liabilities assumed. Tyson anticipates completing this analysis in fiscal 2002. This may result in goodwill.

(2)To reflect incremental additional debt required to finance the acquisition. The amounts reflect the additional borrowings that will be required to purchase IBP shares for cash of $1,608 million plus estimated remaining unfunded acquisition costs of $100 million. A portion of IBP's debt may be retired and replaced with new debt.

(3)To eliminate IBP's stockholders' equity balances.

(4)To reflect the incremental shares of Tyson Class A common stock to be issued for the acquisition based upon the maximum exchange ratio in the merger agreement of 2.381.

(5)To record the fair market value of IBP's stock options converted to Tyson stock options.

(6)To reclassify shares of IBP's stock currently owned by Tyson.

(7)To reclassify termination and other fees paid.

(8)To reclassify amount previously reported as excess of investments over net assets acquired to goodwill.

     NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF INCOME

   The following adjustments are based upon Tyson's preliminary purchase price allocation as further described below.

(1)To reflect increased interest expense resulting from the acquisition debt of $1,708 million based on an assumed interest rate of 7% representing Tyson's expected incremental interest rate for debt related to the acquisition. The effect of a /1//\\8\\% change in the interest rate is equal to approximately $2.2 million in additional interest expense.

(2)To reflect the net tax benefit resulting from the additional interest expense at Tyson's statutory tax rates of 38%.

(3)The following schedule conforms IBP's most recent fiscal year to Tyson's fiscal year ended September 30, 2000 (in millions):

                                                              (b)       (c)
                                                   (a)     Restated  Restated  (a)-(b)+(c)
                                                 Restated  Unaudited Unaudited  Unaudited
                                                 52 Weeks  39 Weeks  39 Weeks   52 Weeks
                                                  Ended      Ended     Ended      Ended
                                                 12/25/99  9/25/1999 9/23/2000   9/30/00
                                                 --------- --------- --------- -----------
Sales........................................... $15,121.7 $10,985.8 $12,538.6  $16,674.5
Cost of sales...................................  14,126.6  10,260.6  11,764.5   15,630.5
                                                 --------- --------- ---------  ---------
                                                     995.1     725.2     774.1    1,044.0
Expenses:
   Selling, general and administrative..........     440.5     310.9     422.4      552.0
   Other expense................................        --        --      31.3       31.3
                                                 --------- --------- ---------  ---------
Operating income................................     554.6     414.3     320.4      460.7
Interest expense................................      67.8      48.7      64.1       83.2
                                                 --------- --------- ---------  ---------
Income before taxes on income, accounting change
  and extraordinary loss........................     486.8     365.6     256.3      377.5
Provision for income taxes......................     168.9     124.3      97.5      142.1
                                                 --------- --------- ---------  ---------
Earnings before accounting change and
  extraordinary loss............................ $   317.9 $   241.3 $   158.8  $   235.4
                                                 ========= ========= =========  =========

(4)The following schedule conforms IBP's most recent interim period to Tyson's thirty-nine weeks ended June 30, 2001 (in millions):

                                                               (b)
                                                            Restated     (c)    (a)-(b)+(c)
                                                    (a)     Unaudited Unaudited  Unaudited
                                                  53 Weeks  39 Weeks  26 Weeks   9 Months
                                                   Ended      Ended     Ended      Ended
                                                 12/30/2000 9/23/2000 6/30/2001  6/30/2001
                                                 ---------- --------- --------- -----------
Sales........................................... $16,949.7  $12,538.6 $8,485.9   $12,897.0
Cost of sales...................................  15,913.3   11,764.5  8,065.3    12,214.1
                                                 ---------  --------- --------   ---------
                                                   1,036.4      774.1    420.6       682.9
Expenses:
   Selling, general and administrative..........     658.2      422.4    275.3       511.1
   Other expense (Income).......................      31.3       31.3     (6.9)       (6.9)
                                                 ---------  --------- --------   ---------
Operating income................................     346.9      320.4    152.2       178.7
Interest expense................................      88.2       64.1     50.0        74.1
                                                 ---------  --------- --------   ---------
Income before taxes on income, accounting change
  and extraordinary loss........................     258.7      256.3    102.2       104.6
Provision for income taxes......................     106.0       97.5     39.9        48.4
                                                 ---------  --------- --------   ---------
Earnings before accounting change and
  extraordinary loss............................ $   152.7  $   158.8 $   62.3   $    56.2
                                                 =========  ========= ========   =========

   Unaudited Pro Forma Combined Condensed Financial Statements Reflecting Acquisition for Cash of 50.1% of IBP, inc. The following Unaudited Pro Forma Combined Condensed Balance Sheet at June 30, 2001 and the Unaudited Pro Forma Combined Condensed Statement of Income for the fiscal year ended September 30, 2000 and the Unaudited Pro Forma Combined Condensed Statement of Income for the nine months ended June 30, 2001 and, together with the Pro Forma Balance Sheet, the "Tender Offer Pro Forma Financial Statements" are presented using the purchase method of accounting to give effect to the purchase by Tyson of 50.1% of the outstanding common stock of IBP for cash. The Tender Offer Pro Forma Financial Statements do not reflect the anticipated acquisition by Tyson of the remaining 49.9% interest in IBP in the merger contemplated elsewhere in this proxy statement/prospectus.

   The Tender Offer Pro Forma Balance Sheet is derived from the unaudited financial statements of Tyson contained in Tyson's Quarterly Report on Form 10-Q for the nine months ended June 30, 2001 (referred to in this proxy statement/prospectus as the "Tyson 10-Q") and the unaudited financial statements of IBP contained in IBP's Quarterly Report on Form 10-Q for the twenty-six weeks ended June 30, 2001 (referred to in this proxy statement/prospectus as the "IBP 10-Q") and is presented as if the cash tender offer had been completed on June 30, 2001. The Tender Offer Unaudited Pro Forma Combined Condensed Income Statement for the fiscal year ended September 30, 2000 has been derived from the audited financial statements of Tyson contained in the Tyson 10-K and the unaudited financial statements of IBP contained in IBP's restated historical financial statements contained in IBP's Annual Report on Form 8-K, dated November 3, 2000, as amended, and IBP's restated historical unaudited financial statements contained in IBP's Quarterly Reports on Form 10-Q (referred to in this proxy statement/prospectus as the "IBP Restated 10-Qs"), and is presented as if the cash tender offer had been completed on October 3, 1999. The Tender Offer Unaudited Pro Forma Combined Condensed Income Statement for the nine months ended June 30, 2001 has been derived from the unaudited financial statements of Tyson contained in the Tyson 10-Q and the financial statements and information of IBP contained in the IBP 10-K, the IBP 10-Q and the IBP Restated 10-Qs.

   The pro forma adjustments reflected in the Tender Offer Pro Forma Financial Statements represent estimated values and amounts based on available information regarding IBP's assets and liabilities. The actual adjustments that will result from the cash tender offer will be based on further evaluations and may differ substantially from the adjustments presented herein. The Tender Offer Pro Forma Financial Statements are presented for illustrative purposes only and are not necessarily indicative of the financial position or operating results that would have been achieved had the cash tender offer been consummated as of the dates indicated or of the results that may be obtained in the future.

   The Tender Offer Pro Forma Financial Statements should be read in conjunction with the accompanying notes and the historical financial statements of the corporations incorporated by reference or referred to in this proxy statement/prospectus in the sections captioned "Selected Financial Data" of each of Tyson and IBP.

                               TYSON FOODS, INC.

       UNAUDITED TENDER OFFER PRO FORMA COMBINED CONDENSED BALANCE SHEET

             REFLECTING ACQUISITION FOR CASH OF 50.1% OF IBP, inc.
                                 June 30, 2001
                           (in millions of dollars)

                                                           (a)         (b)        (c)        (a)+(b)+(c)
                                                       Tyson Foods,                   Pro Forma
                                                       ------------           -------------------------
                                                           Inc.     IBP, inc. Adjustments     Combined
                                                           ----     --------- -----------    -----------
ASSETS
Current Assets:
   Cash and cash equivalents..........................   $   71.2   $   19.3   $      --      $    90.5
   Accounts receivable................................      527.8      705.5          --        1,233.3
   Inventories........................................      972.4      982.9          --        1,955.3
   Other current assets...............................       48.9       93.8          --          142.7
                                                         --------   --------   ---------      ---------
       Total current assets...........................    1,620.3    1,801.5          --        3,421.8
                                                         --------   --------   ---------      ---------
   Net property, plant and equipment..................    2,127.7    1,731.9          --        3,859.6
   Excess of investments over net assets acquired.....      930.2         --      (930.2)(6)         --
   Goodwill...........................................         --      946.7       830.5 (1)    2,707.4
                                                                                   930.2 (6)
   Other assets.......................................      311.2      172.3       (12.9)(4)      403.6
                                                                                   (67.0)(5)
                                                         --------   --------   ---------      ---------
       Total assets...................................   $4,989.4   $4,652.4   $   750.6      $10,392.4
                                                         --------   --------   ---------      ---------
LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
   Notes payable......................................   $   29.5   $1,023.0   $      --      $ 1,052.5
   Current portion of long-term debt..................       16.4        5.8          --           22.2
   Trade accounts payable.............................      331.4      432.1          --          763.5
   Other accrued liabilities..........................      407.2      392.1          --          799.3
                                                         --------   --------   ---------      ---------
   Total current liabilities..........................      784.5    1,853.0          --        2,637.5
                                                         --------   --------   ---------      ---------
   Long-term debt.....................................    1,614.0      687.6     1,708.4 (2)    4,010.0
   Deferred income taxes..............................      367.8      199.8          --          567.6
   Other liabilities..................................       78.6         --          --           78.6
   Minority interest..................................         --         --       954.2 (7)      954.2
Shareholders' Equity:
   Class A common stock...............................       13.8        5.5        (5.5)(3)       13.8
   Class B common stock...............................       10.3         --          --           10.3
   Capital in excess of par value.....................      734.8      442.5      (442.5)(3)      734.8
   Retained earnings..................................    1,730.5    1,537.3    (1,537.3)(3)    1,730.5
   Accumulated other comprehensive income.............       (8.2)     (12.7)       12.7 (3)       (8.2)
                                                         --------   --------   ---------      ---------
                                                          2,481.2    1,972.6    (1,972.6)       2,481.2
   Treasury stock.....................................      330.3       60.6       (60.6)(3)      330.3
   Unamortized deferred compensation..................        6.4         --          --            6.4
                                                         --------   --------   ---------      ---------
       Total shareholders' equity.....................    2,144.5    1,912.0    (1,912.0)       2,144.5
                                                         --------   --------   ---------      ---------
       Total liabilities and shareholders' equity.....   $4,989.4   $4,652.4   $   750.6      $10,392.4
                                                         ========   ========   =========      =========

                            See accompanying notes.

                               TYSON FOODS, INC.

    UNAUDITED TENDER OFFER PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
             REFLECTING ACQUISITION FOR CASH OF 50.1% OF IBP, inc.

                     Fiscal Year Ended September 30, 2000
              (in millions of dollars, except per share amounts)

                                                               (a)        (b)        (c)       (a)+(b)+(c)
                                                                                         Pro Forma
                                                              Tyson              ------------------------
                                                           Foods, Inc. IBP, inc. Adjustments    Combined
                                                           ----------- --------- -----------   -----------
Sales.....................................................  $7,157.8   $16,674.5  $     --      $23,832.3
Cost of Sales.............................................   6,043.4    15,630.5        --       21,673.9
                                                            --------   ---------  --------      ---------
                                                             1,114.4     1,044.0        --        2,158.4
Expenses:
   Selling, general administrative........................     765.9       552.0        --        1,317.9
   Other..................................................        --        31.3        --           31.3
                                                            --------   ---------  --------      ---------
Operating income..........................................     348.5       460.7        --          809.2
Other expenses:
   Interest...............................................     115.0        83.2    119.6 (1)       317.8
   Other..................................................      (1.2)         --        --           (1.2)
                                                            --------   ---------  --------      ---------
Income before taxes on income, accounting change and
  extraordinary loss......................................     234.7       377.5    (119.6)         492.6
Provision for income taxes................................      83.5       142.1     (45.4)(2)      180.2
Minority interest.........................................        --          --     155.9(3)       155.9
                                                            --------   ---------  --------      ---------
Net income before accounting change and extraordinary loss  $  151.2   $   235.4  $ (230.1)     $   156.5
                                                            ========   =========  ========      =========
Weighted average shares outstanding:
   Basic..................................................     225.0       103.6                    225.0
   Diluted................................................     226.0       107.1                    226.0
Earnings per share before accounting change and
  extraordinary loss
   Basic..................................................  $   0.67   $    2.24                $    0.70
   Diluted................................................  $   0.67   $    2.17                $    0.69

                            See accompanying notes.

                               TYSON FOODS, INC.

    UNAUDITED TENDER OFFER PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
             REFLECTING ACQUISITION FOR CASH OF 50.1% OF IBP, inc.

                        Nine Months Ended June 30, 2001
              (in millions of dollars, except per share amounts)

                                                           (a)        (b)         (c)      (a)+(b)+(c)
                                                                                     Pro Forma
                                                          Tyson               -----------------------
                                                       Foods, Inc. IBP, inc.  Adjustments   Combined
                                                       ----------- ---------  -----------  -----------
Sales.................................................  $5,464.8   $12,897.0    $   --      $18,361.8
Cost of sales.........................................   4,708.1    12,214.1        --       16,922.2
                                                        --------   ---------    ------      ---------
                                                           756.7       682.9        --        1,439.6
Expenses:
   Selling, general and administrative................     608.2       511.1                  1,119.3
   Other..............................................        --        (6.9)       --           (6.9)
                                                        --------   ---------    ------      ---------
Operating income......................................     148.5       178.7        --          327.2
Other expenses:
   Interest...........................................      81.1        74.1      89.7 (1)      244.9
   Other..............................................       3.7          --        --            3.7
                                                        --------   ---------    ------      ---------
Income before taxes on income, accounting change and
  extraordinary loss..................................      63.7       104.6     (89.7)          78.6
Provision for income taxes............................      22.3        48.4     (34.1)(2)       36.6
Minority interest.....................................       1.1          --      21.0 (3)       22.1
                                                        --------   ---------    ------      ---------
Net income (loss) before accounting change and
  extraordinary loss..................................  $   40.3   $    56.2    $(76.6)     $    19.9
                                                        ========   =========    ======      =========
Weighted average shares outstanding:
   Basic..............................................     221.7       105.9                    221.7
   Diluted............................................     222.3       106.9                    222.3
Earnings (loss) per share before accounting change and
  extraordinary item:
   Basic..............................................  $   0.09   $    0.53                $    0.09
   Diluted............................................  $   0.09   $    0.53                $    0.09

                            See accompanying notes.

         NOTES TO UNAUDITED TENDER OFFER PRO FORMA COMBINED CONDENSED
                                 BALANCE SHEET
             REFLECTING ACQUISITION FOR CASH OF 50.1% OF IBP, inc.

   The following adjustments are based upon Tyson's preliminary purchase price allocation as further described below.

(1)To record the excess of purchase price over net assets acquired as follows (in millions):

   Purchase consideration:
      Cash paid for 50.1% of outstanding IBP shares
        (53,612,688 shares at $30)............................     $1,608.4
      Estimated acquisition expenses..........................        167.0
      IBP stock currently owned by Tyson......................         12.9
                                                                   --------
      Total acquisition consideration.........................     $1,788.3
                                                                   ========
      Total purchase price....................................     $1,788.3
   Less:
                                                               -
      Estimated fair value of the assets of the company
        acquired less liabilities assumed (a) and (b).........       (957.8)
                                                                   --------
      Goodwill................................................     $  830.5
                                                                   ========

--------
    (a)Based upon currently available information Tyson has assumed for purposes of these Acquisition Unaudited Pro Forma Financial Statements that 50.1% at the book value of IBP's tangible assets and liabilities approximate their fair value. Tyson is in the process of performing a detailed analysis and outside appraisal of the fair values of the assets of IBP acquired and liabilities assumed. Based upon this detailed analysis, which has not yet been completed, the allocation of the excess purchase price over the book value of IBP may be further refined. This may result in a portion of the purchase price being further allocated to property, plant and equipment and other identifiable intangible assets with the remainder, representing goodwill. Tyson anticipates completing this detailed analysis and finalizing the purchase price allocation in fiscal 2002.

       On June 29, 2001, the Financial Accounting Standards Board, or the FASB, approved the final standards resulting from its deliberations on the business combinations project. The FASB issued Financial Accounting Standards No. 141 Business Combinations, and No. 142, Goodwill and Other Intangible Assets, in late July.

       Statement 141 includes the criteria for the recognition of intangible assets separately from goodwill, is effective for any business combination accounted for by the purchase method that is completed after June 30, 2001. Statement 142, which includes the requirements to test goodwill and indefinite lived intangible assets for impairment rather than amortize them, will be effective for fiscal years beginning after December 15, 2001 with early adoption permitted for companies with fiscal years beginning after March 15, 2001, provided they have not yet issued their first quarter financial statements. In all cases, Statement 142 must be adopted as of the beginning of a fiscal year. The pro forma adjustments do not include any goodwill amortization.


     (b)Tyson will perform a detailed analysis and measurement of the fair value of assets and liabilities assumed. Tyson anticipates completing this analysis in fiscal 2002. This may result in goodwill.

(2)To reflect incremental additional debt required to finance the acquisition. The amounts reflect the additional borrowings that will be required to purchase IBP shares for cash of $1.708 million plus estimated remaining unfunded acquisition costs of $100 million. A portion of IBP's debt may be retired and replaced with new debt.

(3)To eliminate IBP's stockholders' equity balances.

(4)To reclassify shares of IBP's stock currently owned by Tyson.

(5)To reclassify termination and other fees paid.

(6)To reclassify amount previously reported as excess of investments over net assets acquired to goodwill.

(7)To record minority interest.

         NOTES TO UNAUDITED TENDER OFFER PRO FORMA COMBINED CONDENSED
                             STATEMENTS OF INCOME
             REFLECTING ACQUISITION FOR CASH OF 50.1% OF IBP, inc.

   The following adjustments are based upon Tyson's preliminary purchase price allocation as further described below.

(1)To reflect increased interest expense resulting from the acquisition debt of $1,708 million based on an assumed interest rate of 7% representing Tyson's expected incremental interest rate for debt related to the acquisition. The effect of a 1/8% change in the interest rate is equal to approximately $2.2 million in additional interest expense.

(2)To reflect the net tax benefit resulting from the additional interest expense at Tyson's statutory tax rates of 38%.

(3)The following schedule conforms IBP's most recent fiscal year to Tyson's fiscal year ended September 30, 2000 (in millions):

                                                              (b)       (c)
                                                   (a)     Restated  Restated  (a)-(b)+(c)
                                                 Restated  Unaudited Unaudited  Unaudited
                                                 52 Weeks  39 Weeks  39 Weeks   52 Weeks
                                                  Ended      Ended     Ended      Ended
                                                 12/25/99  9/25/1999 9/23/2000   9/30/00
                                                 --------- --------- --------- -----------
Sales........................................... $15,121.7 $10,985.8 $12,538.6  $16,674.5
Cost of sales...................................  14,126.6  10,260.6  11,764.5   15,630.5
                                                 --------- --------- ---------  ---------
                                                     995.1     725.2     774.1    1,044.0
Expenses:
   Selling, general and administrative..........     440.5     310.9     422.4      552.0
   Other expense................................        --        --      31.3       31.3
                                                 --------- --------- ---------  ---------
Operating income................................     554.6     414.3     320.4      460.7
Interest expense................................      67.8      48.7      64.1       83.2
                                                 --------- --------- ---------  ---------
Income before taxes on income, accounting change
  and extraordinary loss........................     486.8     365.6     256.3      377.5
Provision for income taxes......................     168.9     124.3      97.5      142.1
                                                 --------- --------- ---------  ---------
Earnings before accounting change and
  extraordinary loss............................ $   317.9 $   241.3 $   158.8  $   235.4
                                                 ========= ========= =========  =========

(4)The following schedule conforms IBP's most recent interim period to Tyson's thirty-nine weeks ended June 30, 2001 (in millions):

                                                               (b)
                                                            Restated     (c)    (a)-(b)+(c)
                                                    (a)     Unaudited Unaudited  Unaudited
                                                  53 Weeks  39 Weeks  26 Weeks   9 Months
                                                   Ended      Ended     Ended      Ended
                                                 12/30/2000 9/23/2000 6/30/2001  6/30/2001
                                                 ---------- --------- --------- -----------
Sales........................................... $16,949.7  $12,538.6 $8,485.9   $12,897.0
Cost of sales...................................  15,913.3   11,764.5  8,065.3    12,214.1
                                                 ---------  --------- --------   ---------
                                                   1,036.4      774.1    420.6       682.9
Expenses:
   Selling, general and administrative..........     658.2      422.4    275.3       511.1
   Other expense (income).......................      31.3       31.3     (6.9)       (6.9)
                                                 ---------  --------- --------   ---------
Operating income................................     346.9      320.4    152.2       178.7
Interest expense................................      88.2       64.1     50.0        74.1
                                                 ---------  --------- --------   ---------
Income before taxes on income, accounting change
  and extraordinary loss........................     258.7      256.3    102.2       104.6
Provision for income taxes......................     106.0       97.5     39.9        48.4
                                                 ---------  --------- --------   ---------
Earnings before accounting change and
  extraordinary loss............................ $   152.7  $   158.8 $   62.3   $    56.2
                                                 =========  ========= ========   =========

            THE MERGER AGREEMENT, STIPULATION AND VOTING AGREEMENT

   The following is a summary of the material provisions of the Merger Agreement (as originally executed by Tyson, Purchaser and IBP on January 1,
2001), the Stipulation (which modified the Merger Agreement) and the voting agreement (as originally executed by IBP and Tyson Limited Partnership (the "Partnership") on January 1, 2001, the "Voting Agreement"), copies of which are filed as exhibits to the Schedule TO. This summary is qualified in its entirety by reference to the complete text of the Merger Agreement, the Stipulation and the Voting Agreement.

                             The Merger Agreement

   The Merger Agreement provided for the making of the Offer. Purchaser's obligation to accept for payment and pay for IBP Shares tendered pursuant to the Offer was subject to the satisfaction or waiver of the Minimum Condition and certain other conditions that are described below. Subject to the provisions of the Merger Agreement, Purchaser could waive, in whole or in part at any time or from time to time prior to the Expiration Date (as defined in the Merger Agreement), any condition to the Offer; provided that without the prior written consent of IBP, Purchaser could not make any change that changed the form of consideration to be paid in the Offer or the Merger, decreased the price per IBP Share, increased the Minimum Condition or the Maximum Amount (as defined in the Merger Agreement), imposed additional conditions to the Offer or amended any term or any condition to the Offer in a manner materially adverse to the holders of IBP Shares.

   Under the Merger Agreement, Purchaser would have had the right, without the consent of IBP, to extend the Offer for any period required by any rule, regulation, interpretation or position of the SEC or the staff of the SEC applicable to the Offer or any period required by applicable law. Unless the Merger Agreement had been terminated, Purchaser was required to extend the Offer from time to time in the event that, at a then-scheduled expiration date, all of the conditions to the Offer had not been satisfied or waived as permitted pursuant to the Merger Agreement, each such extension not to exceed (unless otherwise consented to in writing by IBP) the lesser of 10 additional business days or such fewer number of days that Purchaser reasonably believed were necessary to cause the conditions to the Offer to be satisfied. Except as provided in the Merger Agreement, Purchaser was obligated not to terminate the Offer without purchasing IBP Shares pursuant to the Offer.

   As promptly as practicable after the date of the Merger Agreement, Tyson was required to cause Purchaser to, and Purchaser was required to, commence the Exchange Offer pursuant to which Purchaser would offer to issue, in exchange for each then issued and outstanding IBP Share, other than IBP Shares then owned by Tyson or Purchaser, a number of duly authorized, validly issued, fully paid and non-assessable shares of Tyson Class A Common Stock equal to (a) if the market price per share of Tyson Class A Common Stock was equal to or greater than $15.40, 1.948, (b) if the market price per share of Tyson Class A Common Stock was less than $15.40 and greater than $12.60, the result of $30.00 divided by the market price per share of Tyson Class A Common Stock, or (c) if the market price per share of Tyson Class A Common Stock was equal to or less than $12.60, 2.381. The "market price" per share of Tyson Class A Common Stock is the average of the closing price per share of Tyson Class A Common Stock on the NYSE at the end of the regular session as reported on the Consolidated Tape, Network A for the fifteen consecutive trading days ending on the second trading day immediately preceding the expiration date of the Exchange Offer. The obligation of Purchaser to consummate the Exchange Offer and to issue shares of Tyson Class A Common Stock in exchange for IBP Shares tendered pursuant to the Exchange Offer would have been subject only to Purchaser having accepted for payment, and paying for, IBP Shares tendered pursuant to the Offer and certain other conditions.

The Merger

   Under the terms of the Merger Agreement, as soon as practicable after the purchase of the IBP Shares pursuant to the Offer, the Exchange Offer, the approval of the Merger Agreement by IBP's stockholders, if required, and the satisfaction or waiver of the other conditions to the Merger, IBP would be merged with and into Purchaser, and Purchaser would be the surviving corporation (the "Surviving Corporation").

   Each IBP Share outstanding at the Effective Time (other than IBP Shares owned by Tyson or any of its subsidiaries, including Purchaser, or by IBP as treasury stock, all of which will be cancelled), would be converted into the right to receive that number of shares of Tyson Class A Common Stock equal to
(a) if the market price per share of Tyson Class A Common Stock was equal to or greater than $15.40, 1.948, (b) if the market price per share of Tyson Class A Common Stock was less than $15.40 and greater than $12.60, the result of $30.00 divided by the market price per share of Tyson Class A Common Stock, and (c) if the market price per share of Tyson Class A Common Stock was equal to or less than $12.60, 2.381. The "market price" per share of Tyson Class A Common Stock is the average of the closing price per share of Tyson Class A Common Stock on the NYSE at the end of the regular session as reported on the Consolidated Tape, Network A for the fifteen consecutive trading days ending on the fifth trading day immediately preceding the Effective Time.

   Under the terms of the Merger Agreement, in the event that at February 28, 2001, the Minimum Condition had not been satisfied, Purchaser would terminate the Offer and the Exchange Offer and Tyson, Purchaser and IBP would complete the Merger for consideration including both cash and Tyson Class A Common Stock (the "Cash Election Merger"). In the Cash Election Merger, each holder of IBP Shares would have the right to elect to receive either $30.00 cash ("Cash Consideration") for each IBP Share or a number of shares of Tyson Class A Common Stock ("Stock Consideration") equal to, (a) if the market price per share of Tyson Class A Common Stock was equal to or greater than $15.40, 1.948,
(b) if the market price per share of Tyson Class A Common Stock was less than $15.40 and greater than $12.60, the result of $30.00 divided by the market price per share of Tyson Class A Common Stock, or (c) if the market price per share of Tyson Class A Common Stock was equal to or less than $12.60, 2.381. The "market price" per share of Tyson Class A Common Stock is the average of the closing price per share of Tyson Class A Common Stock on the NYSE at the end of the regular session as reported on the Consolidated Tape, Network A for the fifteen consecutive trading days ending on the fifth trading day immediately preceding the effective time of the Cash Election Merger. The maximum number of IBP Shares for which Cash Consideration would be paid would be limited to a number of the outstanding IBP Shares which, together with IBP Shares owned by Tyson and any IBP Shares the holders of which elected to pursue appraisal rights under the General Corporation Law of the State of Delaware, equals 50.1% of the outstanding IBP Shares. If the number of IBP Shares the holders of which elected Cash Consideration, together with IBP Shares owned by Tyson and any IBP Shares the holders of which elect to pursue appraisal rights under Delaware law, exceeded 50.1% of the outstanding IBP Shares, such holders would receive cash for a pro rata portion of their IBP Shares and the remaining IBP Shares would receive Stock Consideration. The maximum number of IBP Shares for which Stock Consideration would be paid would be limited to 49.9% of the outstanding IBP Shares. If the number of IBP Shares the holders of which elected Stock Consideration exceeded 49.9% of the outstanding IBP Shares, such holders would receive Tyson Class A Common Stock for a pro rata portion of their IBP Shares and the remaining IBP Shares would receive Cash Consideration.

Employee Stock Options

   At or immediately prior to the Effective Time, (1) each employee stock option or director stock option to purchase outstanding IBP Shares under any stock option plan of IBP, whether or not vested or exercisable (each, an "IBP Option") would, by virtue of the Merger and without any further action on the part of any holder thereof, be assumed by Tyson and deemed to constitute a Tyson Option to acquire, on the same terms and conditions as were applicable under such IBP Option, the same number of shares of Tyson Class A Common Stock as the holder of such IBP Option would have been entitled to receive had such holder exercised such IBP Option in full immediately prior to the Effective Time (rounded to the nearest whole number), at a price per share (rounded down to the nearest whole cent) equal to (x) the aggregate exercise price for the IBP Shares otherwise purchasable pursuant to such IBP Option divided by (y) the number of whole shares of Tyson Class A Common Stock purchasable pursuant to the Tyson Option in accordance with the foregoing and (2) Tyson shall assume the obligations of IBP under the stock option plans of IBP, each of which will continue in effect after the Effective Time, and all references to IBP in such plans, and any option granted thereunder, will be deemed to refer to Tyson, where appropriate. The other terms of each such IBP Option, and the plans under which they were issued, will continue to apply in accordance with their terms.

   Under the Merger Agreement, prior to the Effective Time, IBP would use its best reasonable efforts to (i) obtain any consents from holders of IBP Options and (ii) make any amendments to the terms of such stock option plans of IBP that, in the case of either clauses (i) or (ii), were necessary or appropriate to give effect to the above transactions; provided, however, that lack of consent of any holder of an IBP Option would in no way affect the obligations of the parties to consummate the Merger.

   In the Merger Agreement, Tyson agreed to take, at or prior to the Effective Time, all corporate action necessary to reserve for issuance a sufficient number of shares of Tyson Class A Common Stock for delivery upon exercise of the Tyson Options. The Merger Agreement provided that Tyson would file a registration statement on Form S-8, with respect to the shares of Tyson Class A Common Stock subject to such Tyson Options and would use commercially reasonable efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Tyson Options remain outstanding. With respect to those individuals who subsequent to the Merger would be subject to the reporting requirements under Section 16(a) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), Tyson would administer the IBP stock option plans in a manner consistent with the exemptions provided by Rule 16(b)(3) promulgated under the Exchange Act.

Representations and Warranties

   Pursuant to the Merger Agreement, Tyson and IBP made customary representations and warranties to the other.

Covenants of IBP

   Pursuant to the Merger Agreement, IBP agreed to comply with various covenants.

   Conduct of IBP. Prior to the date that Tyson's designees constitute a majority of the IBP Board, except as expressly permitted by the Merger Agreement, IBP and its subsidiaries would conduct business in the ordinary course consistent with past practices.

   Other Offers. Neither IBP nor any of its subsidiaries would, or would authorize or permit any of their officers, directors, employees, investment bankers, attorneys, accountants, consultants or other agents or advisors to, directly or indirectly, (x) solicit, initiate or take any action to facilitate or encourage the submission of inquiries, proposals or offers from any person or group (other than Tyson and Purchaser) relating to any Acquisition Proposal (defined below), or agree to or endorse any Acquisition Proposal, (y) enter into or participate in any discussions or negotiations regarding any Acquisition Proposal, or furnish to any person or group any information with respect to its business, properties or assets in connection with any Acquisition Proposal or (z) grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of IBP or any of its subsidiaries. "Acquisition Proposal" means any offer or proposal for a merger, reorganization, consolidation, share exchange, business combination or other similar transaction involving IBP or any of its subsidiaries or any proposal or offer to acquire, directly or indirectly, securities representing more than 50% of the voting power of IBP, or a substantial portion of the assets of IBP and its subsidiaries taken as a whole, other than the Offer and the Merger contemplated by the Merger Agreement.

   Notwithstanding the foregoing, the IBP Board could, prior to the acceptance for payment of the IBP Shares pursuant to the Offer, (i) furnish information pursuant to a confidentiality letter deemed appropriate by the Special Committee concerning IBP and its businesses, properties or assets to a person or group who in the judgment of the Special Committee has made a bona fide Acquisition Proposal, (ii) engage in discussions or negotiations with such a person or group who in the judgment of the Special Committee has made a bona fide Acquisition Proposal, (iii) following receipt of a bona fide Acquisition Proposal, take and disclose to its stockholders a position contemplated by Rule 14e-2(a) under the Exchange Act or otherwise make disclosure to its stockholders, (iv) following receipt of an Acquisition Proposal, fail to make or withdraw or modify its recommendation that all stockholders of IBP who wish to receive cash for their IBP Shares tender their IBP Shares in the Offer and approve the Merger and/or (v) take any non-appealable, final action ordered to be taken by IBP by any court of competent jurisdiction but, in each case referred to in the foregoing (i), (ii) and (iv), only if (i) IBP had complied with the terms of this "No Solicitation Covenant," (ii) IBP had received an unsolicited Acquisition Proposal which the Special Committee determined in good faith was reasonably likely to result in a Superior Proposal, and (iii) IBP delivered to Tyson a prior written notice advising Tyson that it intended to take such action. "Superior Proposal" means any bona fide written Acquisition Proposal which (i) the Special Committee determined in good faith (after consultation with a financial advisor of nationally recognized reputation and taking into account all the terms and conditions of the Acquisition Proposal) was (a) more favorable to IBP and its stockholders from a financial point of view than the transaction contemplated under the Merger Agreement, and (b) reasonably capable of being completed, including a conclusion that its financing, to the extent required, is then committed or is in the good-faith judgment of the IBP Board, reasonably capable of being financed by the person making such Acquisition Proposal.

Covenants of Tyson

   Pursuant to the Merger Agreement, Tyson agreed to comply with various covenants.

   Director and Officer Liability. For six years after the Effective Time, Tyson would cause the Surviving Corporation to indemnify and hold harmless the present and former officers and directors of IBP in respect of acts or omissions occurring prior to the Effective Time to the extent provided under IBP's articles of incorporation and bylaws in effect on the date of the Merger Agreement; subject to any limitation imposed from time to time under applicable law. In addition, for six years after the Effective Time, Tyson would cause the Surviving Corporation to use its best efforts to provide officers' and directors' liability insurance in respect of acts or omissions occurring prior to the Effective Time covering each such officer and director currently covered by the IBP's officers' and directors' liability insurance policy on terms with respect to coverage and amount no less favorable than those of such policy in effect on the date of the Merger Agreement, provided that if the aggregate annual premiums for such insurance at any time during such period should exceed 200% of the per annum rate of premium paid by IBP in its last full fiscal year for such insurance, then Tyson would cause the Surviving Corporation to provide only such coverage as would then be available at an annual premium equal to 200% of such rate.

   Employee Matters. Tyson agreed that, subject to applicable law, the Surviving Corporation and its subsidiaries would provide benefits to their employees which would, in the aggregate, be comparable to those currently provided by Tyson and its subsidiaries to their employees; provided, however, that this provision would not apply to any employees represented for purposes of collective bargaining.

   Stock Exchange Listing. Tyson agreed to use its reasonable best efforts to cause the shares of Tyson Class A Common Stock to be issued in connection with the Exchange Offer and the Merger to be listed on the NYSE, subject to official notice of issuance.

   Acquisitions of IBP Shares. Tyson and Purchaser would not acquire any IBP Shares prior to the Effective Time or the termination of the Merger Agreement, other than IBP Shares purchased pursuant to the Offer or the Exchange Offer.

Mutual Covenants of Tyson and IBP

   Pursuant to the Merger Agreement, Tyson and IBP agreed to comply with various mutual covenants.

   IBP Proxy Statement and Merger Form S-4. If Purchaser did not own at least 90% of the issued and outstanding IBP Shares following consummation of the Offer and the Exchange Offer, the Merger Agreement as originally executed on January 1, 2001 provided that IBP would promptly prepare its proxy statement (the "IBP

Proxy Statement") for soliciting proxies to vote at the special meeting of stockholders called to vote on the Merger Agreement and the Merger.

   Certain Regulatory Issues. Each party would use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by the Merger Agreement. Each party would refrain from taking, directly or indirectly, any action contrary to or inconsistent with the provisions of the Merger Agreement, including action which would interfere with the Offer or impair such party's ability to consummate the Merger. The Merger Agreement provides that IBP and the IBP Board would use their reasonable best efforts to (a) take all action necessary so that no state takeover statute or similar statute or regulation was or would become applicable to the Offer, the Exchange Offer, the Merger or any of the other transactions contemplated by the Merger Agreement and (b) if any state takeover statute or similar statute or regulation became applicable to any of the foregoing, take all action necessary so that the Offer, the Exchange Offer, the Merger and the other transactions contemplated by the Merger Agreement might be consummated as promptly as practicable on the terms contemplated by the Merger Agreement and otherwise to minimize the effect of such statute or regulation on the Offer, the Exchange Offer and the Merger. Tyson would take such actions as might be necessary to eliminate any impediment under any antitrust, competition or trade regulation laws that might be asserted by any governmental entity with respect to the Offer, the Exchange Offer or the Merger so as to enable the Offer, the Exchange Offer and the Merger to occur as soon as reasonably practicable. Without limiting the generality of the foregoing, Tyson would agree to divest, hold separate, or agree to any conduct restrictions with respect to any Tyson or IBP assets or may be required by any governmental entity in order to forego that governmental entity bringing any action to enjoin the Offer, the Exchange Offer or the Merger.
   Public Announcements. Each of Tyson and IBP would consult with each other before issuing any press release or making any public statement with respect to the Merger Agreement and not issue any such press release or make any such public statement prior to such consultation.

Conditions to the Merger

   The obligations of IBP, Tyson and Purchaser to consummate the Merger would be subject to the satisfaction or, to the extent permitted by law, waiver of the following conditions:

      (a) the Merger Agreement having been approved and adopted by the stockholders of IBP in accordance with Delaware law;

      (b) any applicable waiting period under the HSR Act relating to the Offer and the Merger having expired or been terminated;

      (c) no provision of any applicable law or regulation and no judgment, injunction, order or decree prohibiting the consummation of the Merger;

      (d) the Merger Form S-4 having been declared effective, no stop order suspending the effectiveness of the Merger Form S-4 being in effect and no proceedings for such purpose will be pending before the SEC; and

      (e) the shares of Tyson Class A Common Stock to be issued in the Exchange Offer and the Merger have been approved for listing on the NYSE, subject to official notice of issuance.

   The obligation of IBP to consummate the Merger would also be subject to the condition that the Purchaser had purchased the IBP Shares representing, together with IBP Shares then owned by Tyson, no less than 50.1% of the issued and outstanding IBP Shares.

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

Termination

   The Merger Agreement could be terminated and the Merger could be abandoned at any time prior to the Effective Time (notwithstanding any approval of the Merger Agreement by the stockholders of IBP):

      (a) by mutual written agreement of IBP and Tyson;

      (b) (i) by IBP, if the Offer had not been consummated by February 28, 2001, provided that IBP was not then in breach in any material respect of any of its obligations under the Merger Agreement; or (ii) by either IBP or Tyson (but in case of Tyson, only if no IBP Shares were purchased by Purchaser pursuant to the Offer or the Exchange Offer) if the Merger had not been consummated by May 31, 2001, provided that the party seeking to exercise such right was not then in breach in any material respect of any of its obligations under the Merger Agreement;

      (c) by either IBP or Tyson if there was any law or regulation that made acceptance for payment of, and payment for, the IBP Shares pursuant to the Offer, or consummation of the Merger illegal or otherwise prohibited or any judgment, injunction, order or decree of any court or governmental body having competent jurisdiction permanently enjoining Purchaser from accepting for payment of, and paying for, the IBP Shares pursuant to the Offer or Purchaser, IBP or Tyson from consummating the Merger and such judgment, injunction, order or decree having become final and nonappealable;

      (d) by Tyson, prior to the purchase of the IBP Shares pursuant to the Offer, (i) if the IBP Board had withdrawn, or modified or amended in a manner adverse to Tyson, its approval or recommendation of the Merger Agreement, the Offer, the Exchange Offer or the Merger or its recommendation that stockholders of IBP tender their IBP Shares pursuant to the Offer and the Exchange Offer, adopt and approve the Merger Agreement and the Merger or approved, recommended or endorsed any proposal for a transaction other than the transactions hereunder (including a tender or exchange offer for IBP Shares) or (ii) if IBP failed to call the IBP stockholder meeting or failed to mail the IBP Proxy Statement to its stockholders within 20 days after the Merger Form S-4 was declared effective by the SEC or failed to include in such statement the recommendation referred to above;

      (e) by IBP, if (i) the IBP Board authorized IBP, subject to complying with the terms of the Merger Agreement, to enter into a binding written agreement concerning a transaction that constitutes a Superior Proposal and IBP notified Tyson in writing at least three business days prior to the proposed effectiveness of such termination that it intended to enter into such an agreement, attaching a description of the material terms and conditions thereof and permitted Tyson, within such three business day period to submit a new offer, which would be considered by the Special Committee in good faith (it being understood that IBP would not enter into any such binding agreement during such three-day period) and (ii) IBP prior to such termination paying to Tyson in immediately available funds the Termination Fee (defined below) and the fees required to be paid pursuant to the Merger Agreement;

      (f) by Tyson, if prior to the acceptance for payment of the IBP Shares under the Offer, there had been a breach by IBP of any representation, warranty, covenant or agreement contained in the Merger Agreement that was not curable and such breach would give rise to a failure of the condition to the Merger Agreement;

      (g) by IBP, if prior to the acceptance for payment of the IBP Shares under the Offer there had been a breach by Tyson of any representation, warranty, covenant or agreement contained in the Merger Agreement that was not curable and such breach would give rise to a failure of the condition to the Offer (which shall be construed to apply to Tyson); or

      (h) by either IBP or Tyson if, at a duly held stockholders meeting of IBP or any adjournment thereof at which the Merger Agreement and the Merger were voted upon, the requisite stockholder adoption and approval shall not have been obtained; provided, however, that Tyson would not have the right to terminate the Merger Agreement or abandon the transactions contemplated thereby if IBP Shares were purchased in the Offer.

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

Fees and Expenses

   Except as otherwise specified below, all fees and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby would be paid by the party incurring such expenses.

   The Merger Agreement provided that if it was terminated under circumstances which would constitute a Payment Event (as defined below), IBP would pay to Tyson (i) if pursuant to clause (x) in the definition of "Payment Event" below, simultaneously with the occurrence of such Payment Event or, if pursuant to clause (y) in the definition of "Payment Event" below, within two business days following such Payment Event, a fee of $15,000,000 (the "Termination Fee") and
(ii) a reimbursement payment of $66,500,000, in cash, together with interest thereon, at a rate equal to the London Interbank Offered Rate plus 0.75%, from January 2, 2001 to the date such payment was due pursuant to the Merger Agreement (collectively, the "Reimbursement Payment"), reflecting reimbursement of the amounts advanced by Tyson to IBP on January 2, 2001 and used by IBP to pay the termination fee and the out-of-pocket fees and expenses owed to Rawhide Holdings Corporation under the Rawhide Merger Agreement. The advance was evidenced by a note that, in the event of termination of the Merger Agreement, would be repaid only on the terms set forth in the Merger Agreement with respect to the Reimbursement Payment, and that would survive the consummation of the Merger if the Merger was completed. "Payment Event" means (x) the termination of the Merger Agreement by IBP or Tyson pursuant to subsection (d) or (e) under the section "Termination"; or (y) the termination of the Merger Agreement pursuant to subsection (b), (f) or (h) under the section "Termination", if at the time of such termination (or, in the case of a termination pursuant to subsection (h) under the section "Termination," at the time of the stockholders meeting), there shall have been outstanding an Acquisition Proposal pursuant to which stockholders of IBP would receive cash, securities or other consideration having an aggregate value in excess of $30.00, and within six months of any such termination described in clause (y) above IBP entered into a definitive agreement for or consummated such Acquisition Proposal or another Acquisition Proposal with a higher value than such Acquisition Proposal.

   Upon the termination of the Merger Agreement under circumstances which would constitute a Payment Event, IBP would reimburse Tyson and its affiliates not later than two business days after demand delivered by Tyson to IBP, the amount of $7,500,000 representing Tyson's fees and expenses (including, without limitation, the fees and expenses of their counsel and investment banking fees) and Tyson would not be required to submit documentation substantiating such fees and expenses.

   The Merger Agreement provided that Tyson would pay to IBP a fee of $70 million if the Merger Agreement was terminated (i) by Tyson or IBP pursuant to subsection (c) of the section "Termination" or (ii) by IBP pursuant to subsection (b) of the section "Termination" if the inability to close was attributable to there being any law or order enacted or entered that imposed material limitations on Tyson's ability to operate its business, own its assets, accept IBP Shares for payment in the Offer or acquire IBP, provided, however, that, in each case, such termination resulted from any action, suit, proceeding, judgment, writ, injunction, order or decree with respect to any antitrust, competition or trade regulation laws that might be asserted by any governmental entity with respect to the Offer, the Exchange Offer or the Merger.

Amendments

   At any time prior to the Effective Time, the Merger Agreement could be amended by an instrument signed by Tyson, Purchaser and IBP. However, after adoption of the Merger Agreement by the stockholders of IBP, the Merger Agreement could not be amended by any amendment which by law required the further approval of the stockholders of IBP unless the stockholders of IBP had given their approval.

                                The Stipulation

   The Stipulation provides that except as modified by the Stipulation, the terms of the Merger Agreement remain in full force and effect. The Stipulation modified the Merger Agreement as follows:

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

The Offer

   The Stipulation provided for the making of the Offer. Purchaser's obligation to accept for payment and pay for IBP Shares tendered pursuant to the Offer was subject to the satisfaction, expiration or waiver of certain conditions in the Merger Agreement.

The Exchange Offer and the Cash Election Merger

   The Stipulation eliminated the provisions in the Merger Agreement requiring Tyson and the Purchaser to commence the Exchange Offer described above under "The Merger Agreement--The Merger" and eliminated all related provisions from the Merger Agreement. The Stipulation also eliminated the provisions in the Merger Agreement requiring that Tyson, the Purchaser and IBP effect the Cash Election Merger under the circumstances described above under "The Merger Agreement--The Merger" and eliminated all related provisions from the Merger Agreement.

IBP Representations

   The Stipulation eliminated all of the representations and warranties of IBP contained in the Merger Agreement, except for IBP's representations and warranties (subject to a disclosure schedule provided by IBP to Tyson) relating to its organization and governmental qualification; its articles of incorporation and bylaws; capitalization; corporate authorizations; absence of conflicts; and required filings and consents.

Termination Fee

   The Stipulation increased the Termination Fee described above under "The Merger Agreement--Fees and Expenses" from $15,000,000 to $59,000,000.

Covenant of Tyson

   The Stipulation provides that Tyson will not split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution in respect of its capital stock except regular quarterly dividends, or, redeem, repurchase or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any of its securities or any securities of its subsidiaries.

Covenants of IBP

   The Stipulation provides that all covenants in the Merger Agreement would remain in full force and effect (subject to a disclosure schedule provided by IBP to Tyson) except as noted in "Stipulation--Termination Fee", but that only compliance with the covenants relating to Conduct of IBP, Access to Information, Notices of Certain Events and Tax Matters would (subject to a disclosure schedule provided by IBP to Tyson) be a condition to the Offer. See "The Merger Agreement--Covenants of IBP".

Mutual Covenants of Tyson and IBP

   The Stipulation provides that IBP would commence preparation of the IBP Proxy Statement and Tyson would promptly prepare the Merger Form S-4 and they would cause such documents to be filed with the SEC as promptly as practicable. The IBP Proxy Statement would be mailed to IBP's stockholders of record promptly after the Merger Form S-4 has been declared effective by the SEC and the IBP Shares acquired in the Offer have been registered in the name of Tyson or the Purchaser. IBP would provide to the institutions providing the financing for the Offer such reasonable and customary certificates as are necessary with respect to its historical financial statements in connection with the obtaining of such financing. IBP's compliance with these covenants (subject to a disclosure schedule provided by IBP to Tyson) was a condition to the Offer.

Termination

   The Stipulation provides that the date referred to in (b)(i) above under "The Merger Agreement-- Termination" shall be changed to August 15, 2001. The Stipulation also provides that the termination events described above in
(b)(ii), (c) and (f) under "The Merger Agreement--Termination" are eliminated.

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

Recommendation

   At a meeting held on June 26, 2001, the IBP Board, by a unanimous vote of those present, determined that the Stipulation was in the best interests of IBP and its stockholders and was the best means to resolve the outstanding issues and disputes relating to the Merger Agreement and to facilitate consummation of the transactions contemplated by the Merger Agreement. All of the IBP Board members were present for the vote, except for Martin A. Massengale, who expressed his support for the Stipulation at the meeting before he excused himself from the meeting.

                               Voting Agreement

   On January 1, 2001, the Partnership and IBP entered into the Voting Agreement, a copy of which is filed as an exhibit to the Schedule TO, pursuant to which the Partnership agreed to vote all of the shares of Tyson Class B Common Stock that it owns to approve the issuance of Tyson Class A Common Stock with respect to the Exchange Offer and the Merger at Tyson's stockholder meeting. The Partnership owns 102,598,560 shares of Tyson Class B Common Stock representing approximately 90% of the voting power of Tyson, thus assuring Tyson stockholder approval. On June 27, 2001, the Partnership delivered a letter, a copy of which is filed as an exhibit to the Schedule TO, by which the Partnership consented to the Stipulation and confirmed that the terms of the Voting Agreement remained in full force and effect. The written consent referred to in this Information Statement has eliminated the requirement of a Tyson stockholder meeting.

                             CERTAIN LEGAL MATTERS

   IBP Stockholder and Merger Agreement Litigation in Delaware. Between October 2 and November 1, 2000 fourteen purported class actions were filed in the Delaware Court of Chancery against IBP and the members of the IBP Board, and Rawhide Acquisition Corporation ("Rawhide") and its affiliates, entitled Baruch Mappa v. Richard L. Bond, et al., C.A. No. 18373-NC; Michael Taragin v. Richard
L. Bond, et al., C.A. No. 18374-NC; David Shaev v. Rawhide Acquisition Corporation, et al., C.A. No. 18375-NC; Charles Miller v. Richard L. Bond, et al., C.A. No. 18376-NC; Olga Fried v. Richard L. Bond, et al., C.A. No.18377-NC; Peter Robbins v. IBP, inc., et al., C.A. No. 18382-NC; Jerry Krim and Jeffrey Kassoway v. IBP, inc., et al., C.A. No. 18383-NC; Harriet Rand v. Richard L. Bond, et al., C.A. No. 18385-NC; Albert Ominsky v. Richard L. Bond, et al., C.A. No. 18386-NC; Oliver Burt V. Richard L. Bond, et al., C.A. No. 18398-NC; Eric Meyer v. Richard L. Bond, et al., C.A. No. 18399-NC; Louise E. Murray v. Rawhide Acquisition Corporation, et al., C.A. No. 18411-NC; Marvin Masel v. Richard L. Bond, et al., C.A. No. 18413-NC; and Rocco Landesman v. IBP, inc., C.A. No. 18474-NC, alleging that the terms of the Rawhide Agreement were unfair to IBP's stockholders. On November 13, 2000, the Delaware Court of Chancery entered an order consolidating these actions into a single action under the caption In re IBP, inc. Shareholders Litigation, C.A. No. 18373-NC (the "Consolidated Action"). On December 5, 2000, the Delaware Court of Chancery issued an order designating the Landesman complaint as the operative complaint. On January 8, 2001, plaintiffs filed a consolidated amended complaint in the Consolidated Action which added Tyson and Purchaser as defendants and alleged, on behalf of the class of IBP's stockholders, that the proposed transaction between IBP and Tyson was also unfair and had been entered into in breach of the fiduciary duties of IBP's Board, with the complicity of Tyson. Plaintiffs also asserted a derivative claim on behalf of IBP, alleging that its directors wrongfully agreed to the Rawhide Agreement and the termination fee and expense reimbursement provisions therein.

   On March 29, 2001, Tyson filed an action in the Chancery Court of Washington County, Arkansas, entitled Tyson Foods, Inc. et al. v. IBP, inc., Case No. E 2001-749-4 (the "Arkansas Lawsuit"), alleging that Tyson had been inappropriately induced to enter into the Merger Agreement and that IBP was in breach of various representations and warranties made in the Merger Agreement.

   On March 30, 2001, IBP filed an answer to the amended consolidated complaint and a cross-claim (amended on April 2, 2001) against Tyson in the Consolidated Action. As amended, IBP's cross-claim sought a

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declaration that Tyson could not rescind or terminate the Merger Agreement, specific enforcement of the Merger Agreement and damages for breach of the Confidentiality Agreement. On April 2, 2001, IBP filed amended cross-claims against Tyson to add an alternative claim for damages and a claim for breach of the Confidentiality Agreement. On April 19, 2001, the Delaware Court of Chancery issued a temporary restraining order in the Consolidated Action prohibiting Tyson from proceeding with the Arkansas Lawsuit.

   On April 23, 2001, Tyson filed an answer and affirmative defenses in the Consolidated Action, denying the material allegations against it and asserting counterclaims (amended on May 3, 2001) against IBP. As amended, the counterclaims asserted claims for fraud, constructive fraud, negligent misrepresentation, material misrepresentation and mistake in connection with the inducement of the Merger Agreement, for breach of representations and warranties in the Merger Agreement, and related declaratory relief. On April 27, 2001, plaintiffs filed a second consolidated and amended complaint in the Consolidated Action seeking declaratory relief and specific performance of Tyson's alleged obligation to consummate the previously commenced and terminated cash tender offer (the "Cash Tender Offer") and asserting a derivative claim against IBP's directors in connection with IBP's payment of the Rawhide termination fee. On May 10, 2001 the Delaware Court of Chancery denied Tyson's motion for partial summary judgment, and dismissed without prejudice IBP's claim for damages for breach of the Confidentiality Agreement. On May 13, 2001, IBP filed a reply and affirmative defenses to the counterclaims which denied the material allegations against it. Following expedited discovery, the Delaware Court of Chancery conducted a nine day trial, beginning on May 14, 2001, on IBP's and the plaintiffs' claims for specific performance with respect to the Cash Tender Offer and the Merger Agreement and Tyson's counterclaims. On June 15, 2001, following expedited post-trial briefing, the Delaware Court of Chancery issued a memorandum opinion, which was issued in revised form on June 18, 2001 (the "Post-Trial Opinion"), in which the Court concluded, among other things, that (1) the Merger Agreement is a valid and enforceable contract that was not induced by any material misrepresentation or omission, (2) Tyson did not breach the Merger Agreement or any duty to IBP's stockholders by failing to close the Cash Tender Offer, (3) Tyson did not have a basis to terminate the Merger Agreement under its terms, and (4) specific performance of the Merger Agreement was the only method by which to adequately redress the harm threatened to IBP and its stockholders.

   Subsequently, counsel for plaintiffs in the Consolidated Action negotiated with Tyson and IBP in an effort to reach a settlement of the class and derivative claims in the Consolidated Action. Negotiations also took place between IBP and Tyson concerning their respective claims against each other. As a result of these negotiations and in accordance with the Post-Trial Opinion, Tyson and IBP presented an Order, Judgment and Decree to the Delaware Court of Chancery, entered on June 27, 2001, requiring Tyson and its affiliates to specifically perform the Merger Agreement as modified by, and subject to the conditions contained in, the Stipulation, including making this Offer and effecting the Merger. See "The Merger Agreement, Stipulation and Voting Agreement--The Stipulation". The Stipulation provides that if the Offer is not consummated by August 15, 2001 (or by September 1, 2001, if Tyson has failed to obtain financing to pay for tendered shares by such earlier date) or the Merger is not consummated by November 15, 2001, (a) either IBP or Tyson will be entitled to move the Delaware Court of Chancery for an appropriate remedy including, but not limited to, specific performance of such transactions, specific performance of the Cash Election Merger, and/or damages, and each party will be entitled to oppose any such motion on any appropriate grounds, and (b) IBP will be entitled to move for an award of interest and/or an adjustment to the financial terms of the consideration to be paid to the stockholders on account of what the Delaware Court of Chancery has determined to be Tyson's breach, and Tyson will be entitled to oppose such motion on any appropriate grounds. The Stipulation further provides that nothing other than Tyson's consummation of the Offer and the Merger will be deemed to exculpate Tyson from any liability for breach of the Merger Agreement under the Opinion.

   The Stipulation states that the Delaware Court of Chancery retains exclusive jurisdiction over the Consolidated Action to assure compliance with the terms of the Order, Judgment and Decree and the Stipulation. Tyson has agreed not to seek to vacate or modify the Delaware Court of Chancery's preliminary injunction dated May 10, 2001 and not to commence any action against IBP arising out of or relating to the Stipulation in any other forum unless and until the Delaware Court of Chancery determines that Tyson is not required to consummate the Offer or IBP moves for an award of interest, an adjustment to the financial terms of the consideration to be paid to IBP's stockholders and/or damages on account of what such Court has determined to be Tyson's breach of the Merger Agreement. Tyson has agreed that, promptly following consummation of the Offer, it will take all necessary steps to obtain dismissal of the Arkansas Lawsuit.

   The Order, Judgment and Decree is not currently an appealable order. The Stipulation provides that neither Tyson nor IBP will move for the entry of an appealable order unless and until the Delaware Court determines that Tyson is not required to consummate the Offer or IBP moves for an award of interest, an adjustment to the financial terms of the consideration to be paid to IBP's stockholders and/or damages on account of what the Delaware Court of Chancery has determined to be Tyson's breach of the Merger Agreement.

   On June 27, 2001, the parties to the Consolidated Action, including the plaintiffs in such action, entered into a stipulation of settlement, subject to approval by the Delaware Court of Chancery (the "Settlement Order"), which provides that:

    . Tyson has agreed to proceed with the performance of its obligations under the Merger Agreement, as revised by the Stipulation, including making the Offer and effecting the Merger, subject to the terms and conditions set forth in the Merger Agreement as modified by the Stipulation, and without taking an immediate appeal from the rulings in the Post-Trial Opinion;

    . IBP has agreed to obtain from JP Morgan an updated opinion on the fairness to IBP's stockholders from a financial point of view of the Merger Agreement as modified by the Stipulation;

    . Tyson and IBP have agreed that plaintiffs' counsel may review and comment upon draft tender offer documents and proxy materials for IBP's stockholders in connection with the Merger; plaintiffs' class claims against all defendants in the Consolidated Action shall be dismissed and plaintiffs' derivative claims on behalf of IBP against all defendants as asserted in the Consolidated Action shall be dismissed; and

    . all claims that were or could have been asserted in the Consolidated Action shall be extinguished.

   On August 3, 2001, the Delaware Court of Chancery held a hearing to determine whether the Settlement Order should be approved. After the conclusion of the hearing, the Court entered the Settlement Order in modified form, excluding from the description of claims extinguished by the settlement the securities claims against Tyson and IBP described below. The Court also awarded the plaintiffs' attorneys an award of fees and expenses of $338,000, to be paid by Tyson and IBP. Pursuant to its agreement with IBP, on August 10, 2001, Tyson dismissed its complaint in the Arkansas Lawsuit with prejudice.

   Tyson Stockholder Derivative Litigation. On June 19, 2001, Alan Shapiro, a purported Tyson stockholder, commenced a derivative action on behalf of Tyson seeking monetary damages in the Delaware Court of Chancery. The action, entitled Alan Shapiro v. Barbara R. Allen, et al., C.A. No. 18967-NC, names as individual defendants the members of Tyson's Board of Directors and several current and former Tyson executives. Tyson is named as nominal defendant. The complaint alleges that the individual defendants violated their fiduciary duties by attempting to terminate the Merger Agreement and that as a result, Tyson has been harmed. Tyson and the individual defendants intend to vigorously defend these claims and, on July 17, 2001, filed a motion to dismiss the complaint. A schedule for briefing on the motion to dismiss has not yet been agreed upon by the parties or ordered by the Court.

   IBP Stockholder Securities Litigation Against Tyson. Since June 22, 2001, eight purported class action lawsuits have been commenced in the United States District Court for the District of Delaware against Tyson, Don Tyson, John Tyson and Les Baledge seeking monetary damages on behalf of certain former IBP stockholders and persons who traded in IBP options. These actions assert claims under the Exchange Act. Specifically, they allege that the defendants violated
Section 10(b) of the Exchange Act and Rule 10b-5 promulgated thereunder, and that the individual defendants violated Section 20(a) of the Exchange Act by making, or causing to be made, allegedly false and misleading statements in connection with Tyson's attempted termination of the merger agreement. It is alleged that as a result of the defendants' conduct, plaintiffs and other members of the class who sold IBP shares or traded in certain IBP options during the period from March 29, 2001 through June 15, 2001, were harmed. Certain of the plaintiffs in these actions have moved to consolidate the actions and have asked to be appointed lead plaintiffs, and their counsel to be appointed lead counsel, to control the litigation on behalf of the purported class. Tyson intends to vigorously defend these claims.

   Other IBP Stockholder Securities Litigation Against IBP. On November 8, 2000, an action was filed in the United States District Court for the District of South Dakota entitled Teamsters Local Nos. 175 and 505 Pension Trust Fund v. IBP, inc. et al., C.A. No. 00-4211. This complaint named as defendants IBP, each of its directors, DLJ, Archer-Daniels-Midland Company and Booth Creek Partners Limited III, L.L.L.P. Seeking to represent a purported class of IBP's stockholders excluding the defendants, plaintiff alleged that IBP's directors, aided and abetted by the other defendants, breached their fiduciary duties to plaintiffs and the alleged class by (1) entering into the Rawhide Agreement and agreeing to sell IBP at an inadequate price, (2) advancing their personal interests at the expense of IBP's public stockholders and (3) erecting barriers to competing bids, including the termination fee provisions in the Rawhide Agreement. The Teamsters complaint requested preliminary and permanent injunctive relief against consummation of the Rawhide merger, rescission of the Rawhide merger in the event it was consummated, monetary damages and an award of attorneys' fees. On December 7, 2000, the South Dakota federal district court granted the defendants' motion to stay this action pending resolution of the Consolidated Action and denied as moot the plaintiff's application for a temporary restraining order enjoining the enforcement of the termination fee and "no shop" provisions of the Rawhide Agreement. The Teamsters voluntarily dismissed their action without prejudice in April 2001.

   On January 11, 2001, a second shareholder lawsuit was commenced in the South Dakota federal district court entitled Reier v. Bond, et al., C.A. No. 01-4010. Purporting to sue derivatively on behalf of IBP, the plaintiff asserted claims against IBP's directors under the federal securities laws and state common law. Plaintiff alleged that defendants caused IBP to file a false and misleading
Schedule 14D-9 in response to Tyson's cash tender offer in violation of Section 14(e) of the Exchange Act by, among other things, (i) failing to disclose facts relating to the commercial relationship between JP Morgan and Tyson, (ii) representing that defendants had determined that the Tyson Cash Tender Offer, Exchange Offer and Merger were fair to and in the best interests of IBP, and
(iii) including financial projections that understated IBP's revenue, net income and margins in order to justify such determination. Plaintiff further alleged that IBP's directors breached their fiduciary duties by agreeing to the termination fee provisions of the Rawhide Agreement on October 1, 2000 and accepting Tyson's bid on January 1, 2001 even though it offered consideration "substantially below the consideration being offered by another bidder." The complaint sought: (a) declarations that IBP's Schedule 14D-9 violated the federal securities laws and that the Rawhide Agreement and Merger Agreement were entered into in breach of defendants' fiduciary duties; (b) an order directing defendants to exercise their fiduciary duties to obtain a transaction which is in IBP's best interests; (c) compensatory damages of not less than $442 million and punitive damages; and (d) the costs and disbursements of the action, including reasonable attorneys' and experts' fees. On January 30, 2001, defendants moved to stay this action pending resolution of the Consolidated Action and to dismiss the Section 14(e) claim for failure to state a claim on which relief may be granted. The motion remains pending.

   Between February 12 and April 5, 2001, six lawsuits were filed by certain purported stockholders of IBP in the United States District Court for the District of South Dakota and a seventh suit was filed in the United States District Court for the Southern District of New York against IBP and certain members of IBP's senior management. The actions filed in the United States District Court for the District of South Dakota are captioned Krim v. Iowa Beef Processors, Inc., et al., Meyer v. Iowa Beef Processors, Inc., et al., Dearman
v. Iowa Beef Processors, Inc., Mulligan Partners, L.P. et al. v. IBP, inc. et al., Barrie v. Iowa Beef Processors, Inc. et al., and Rourke et al. v. Iowa Beef Processors, Inc. et al. The action in the United States District Court for the Southern District of New York is captioned Gottesman v. Iowa Beef Processors, Inc. et al. These lawsuits each allege that the defendants violated sections 10(b) and 20(a) of the Exchange Act, and Rule 10b-5 promulgated thereunder, by issuing materially false statements about IBP's financial results for 1999 and the first three quarters of 2000. The plaintiffs in these actions seek certification of a class of all persons who purchased IBP common stock between February 7, 2000 and either January 25, 2001 or March 13, 2001. On July 18, 2001, the United States District Court for the District of South Dakota issued an order appointing Tiedemann Investment Group as lead plaintiff under the Private Securities Litigation Reform Act of 1996 for the actions pending in that court and directed Tiedemann Investment Group to file a consolidated amended complaint within 20 days of its receipt of the court's order. The action in the United States District Court for the Southern District of New York was dismissed without prejudice, and the plaintiff in that action has refiled the action in the United States District Court for the District of South Dakota.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Certain Beneficial Owners

   The following table sets forth certain information as of July 31, 2001 regarding the only persons known by Tyson to own, directly or indirectly, more than 5% of Tyson Common Stock:

                                                              Number of
                                                                Shares
                                                             Beneficially   Percent
 Name and Address of Beneficial Owner      Title of Class       Owned       of Class
 ------------------------------------   -------------------- ------------   --------
Don Tyson and Tyson Limited Partnership Class B Common Stock 102,598,560(1)   99.9
  2210 West Oaklawn Drive
  Springdale, AR 72762-6999

AXA Financial, Inc..................... Class A Common Stock  11,598,909(2)    9.8
  1290 Avenue of the Americas
  New York, NY 10104

Mellon Bank N.A........................ Class A Common Stock  11,193,242(3)    9.5
  One Mellon Center,
  Room 0980
  Pittsburgh, PA 15258-0001

--------
(1)Includes 750,000 shares of Tyson Class B Common Stock owned of record by Don Tyson, Senior Chairman of the Board of Tyson, and 101,848,560 shares of Tyson Class B Common Stock owned of record by the Tyson Limited Partnership, a Delaware limited partnership (the "Partnership"). Don Tyson has a 54.3123 combined percentage interest as a general and limited partner in the Partnership and the Estate of Randal Tyson has a 45.062 percentage interest as a limited partner in the Partnership. Barbara A. Tyson, the widow of Randal Tyson and a Director of Tyson, has limited dispositive power with respect to, and is the principal income beneficiary of, the Estate of Randal Tyson. Don Tyson's adult children, including John Tyson, Chairman, President and Chief Executive Officer of Tyson, are contingent beneficiaries of such estate. The managing general partner of the Partnership is Don Tyson. The other general partners are Leland E. Tollett, a Director of Tyson; Barbara Tyson; John Tyson; James B. Blair and Harry C. Erwin, III. Don Tyson, as managing general partner, has the exclusive right, subject to certain restrictions, to do all things on behalf of the Partnership necessary to manage, conduct, control and operate the Partnership's business, including the right to vote all shares or other securities held by the Partnership, as well as the right to mortgage, pledge or grant security interests in any assets of the Partnership. The Partnership terminates December 31, 2040. Additionally, the Partnership may be dissolved upon the occurrence of certain events, including (i) a written determination by the managing general partner that the projected future revenues of the Partnership will be insufficient to enable payment of costs and expenses, or that such future revenues will be such that continued operation of the Partnership will not be in the best interest of the partners, (ii) an election to dissolve the Partnership by the managing general partner that is approved by the affirmative vote of a majority in percentage interest of all general partners, and (iii) the sale of all or substantially all of the Partnership's assets and properties. The withdrawal of the managing general partner or any other general partner (unless such partner is the sole remaining general partner) will not cause a dissolution of the Partnership. Upon dissolution of the Partnership, each partner, including all limited partners, will receive in cash or otherwise, after payment of creditors, loans from any partner, and return of capital account balances, their respective percentage interests in the Partnership assets.
(2)Based solely on information obtained from a Form 13F filed by AXA Financial, Inc. ("AXA") with the SEC on or about August 14, 2001. The foregoing information has been included solely in reliance upon, and without independent investigation of, the disclosures contained in AXA's Form 13F.
(3)Based solely on information obtained from a Form 13F filed by Mellon Bank N.A. ("Mellon") with the SEC on or about July 23, 2001. The foregoing information has been included solely in reliance upon, and without independent investigation of, the disclosures contained in Mellon's Form 13F.

Tyson Common Stock Ownership Of Management

   The following table sets forth information with respect to the beneficial ownership of Tyson Common Stock, as of July 31, 2001, by Tyson directors, nominees for election as directors, names executive officers and by all director and executive officers as a group:

                                           Shares of                Shares of
                                            Class A    Percent of    Class B    Percent of
                                             Common    Outstanding    Common    Outstanding
                                             Stock       Class A      Stock       Class B   Aggregate
                                          Beneficially   Common    Beneficially   Common      Voting
        Name of Beneficial Owner            Owned(1)      Stock      Owned(1)      Stock    Percentage
        ------------------------          ------------ ----------- ------------ ----------- ----------
Don Tyson(2).............................     86,060         *     102,598,560     99.9        89.7
Leland E. Tollett(3).....................  3,259,023       2.8                                    *
Joe F. Starr(4)..........................  2,058,833       1.7                                    *
Donald E. Wray...........................    830,084         *                                    *
Gerald M. Johnston.......................    750,435         *                                    *
John Tyson(3)(4).........................    644,861         *                                    *
Greg W. Lee..............................    221,619         *                                    *
Barbara A. Tyson (3).....................    162,091         *                                    *
John S. Lea..............................    111,682         *                                    *
William W. Lovette.......................     86,417         *                                    *
Shelby D. Massey.........................     35,778         *                                    *
Lloyd V. Hackley.........................     11,018         *                                    *
Jim Kever................................        129         *                                    *
Barbara Allen............................          0         *                                    *
David A. Jones...........................          0         *                                    *
All Directors and Executive Officers as a
  Group (28 persons).....................  8,819,427       7.5     102,598,560     99.9        90.4

--------
* Indicates ownership or aggregate voting percentage of less than 1%.
(1)Includes beneficial ownership of shares with respect to which voting or investment power may be deemed to be directly or indirectly controlled. Accordingly, the shares shown in the foregoing table include shares owned directly, shares held in such person's accounts under Tyson's Employee Stock Purchase Plan and Retirement Savings Plan, shares owned by certain of the individual's family members and shares held by the individual as a trustee or in a fiduciary or other similar capacity, unless otherwise disclaimed and/or described below. Also includes shares subject to presently exercisable options held by certain named individuals.
(2)Includes all shares of Tyson Class B Common Stock owned of record by the Tyson Limited Partnership as described in Footnote 1 to the Certain Beneficial Owners table.
(3)Does not include any shares of Class B Common Stock owne of record by the Tyson Limited Partnership of which Leland E. Tollett, John H. Tyson and Barbara Tyson have a general partnership interest. See Footnote 1 to the Certain Beneficial Owners table.
(4)Does not include 417,900 shares of Tyson Class A Common Stock held by the Tyson Foundation, a nonprofit charitable organization. Joe F. Starr and John
   H. Tyson are trustees of the Tyson Foundation and disclaim beneficial ownership of all such shares.

                             AVAILABLE INFORMATION

   Tyson and IBP file annual, quarterly and special reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy this information at the following locations of the SEC:

Public Reference Room  North East Regional Office   Midwest Regional Office
450 Fifth Street, N.W.    7 World Trade Center      500 West Madison Street
      Room 1024                Suite 1300                  Suite 1400
Washington, D.C. 20549  New York, New York 10048  Chicago, Illinois 60661-2511

   You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. The public may obtain information on the operation of the Public Reference Room by calling the SEC at l-800-SEC-0330.

   The SEC also maintains a web site that contains reports, proxy statements and other information about issuers, like Tyson and IBP, who file electronically with the SEC. The address of that site is http://www.sec.gov.

   You can also inspect reports, proxy statements and other information about Tyson at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

Tyson

   The following documents heretofore filed by Tyson under the Exchange Act with the SEC are incorporated herein by reference:

      (1) Tyson's Annual Report on Form 10-K for fiscal year ended September 30, 2000;

      (2) Tyson's Quarterly Reports on Form 10-Q for the periods ended December 30, 2000, March 31, 2001 and June 30, 2001;

      (3) Tyson's Proxy Statement dated December 8, 2000;

      (4) Tyson's Current Reports on Form 8-K dated June 19 and August 17, 2001; and

      (5) The description of Tyson Class A common stock and Class B common stock set forth in Tyson's registration statement filed by Tyson pursuant to
   Section 12 of the Exchange Act, including any amendment or report filed for purposes of updating such description.

IBP

   The following documents heretofore filed by IBP under the Exchange Act with the SEC are incorporated herein by reference:

      (1) IBP's Annual Report on Form 10-K for the year ended December 30,
   2000;

      (2) IBP's Quarterly Reports on Form 10-Q for the thirteen weeks ended March 31, 2001 and for the twenty-six weeks ended June 30, 2001;

      (3) IBP's Proxy Statement dated March 31, 2001; and

      (4) IBP's Current Reports on Form 8-K dated February 21, March 13, March 20 and August 17, 2001.

   Tyson will provide without charge to each person to whom a copy of this Information Statement has been delivered, on written or oral request, a copy of any and all of the documents referred to above that have been or may be incorporated by reference herein other than exhibits to such documents (unless such exhibits are specifically incorporated by reference herein). Requests will be delivered by first class mail or other equally prompt means within one business day of receipt of such request. Requests for such copies should be directed to:

                              TYSON FOODS, INC.,
                           2210 WEST OAKLAWN DRIVE,
                       SPRINGDALE, ARKANSAS 72762-6999,
                 ATTENTION: OFFICE OF THE CORPORATE SECRETARY,
                                (501) 290-4000

   All documents filed by Tyson pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Information Statement shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Information Statement.

                                                                     ANNEX A

                         [LETTERHEAD OF MERRILL LYNCH]

                                                             January 1, 2001

Board of Directors Tyson Foods, Inc.
2210 West Oaklawn Drive
Springdale, Arkansas 72762

Members of the Board of Directors:

   IBP, inc. (the "Company"), Tyson Foods, Inc. (the "Acquiror") and Lasso Acquisition Corporation, a wholly owned subsidiary of the Acquiror (the "Acquisition Sub"), have entered into an Agreement and Plan of Merger dated as of January 1, 2001 (the "Agreement") pursuant to which (i) the Acquiror and the Acquisition Sub will amend the outstanding tender offer (the "Offer") to acquire 50.1% of the issued and outstanding shares of common stock, par value $.05 per share, of the Company (the "Company Shares"), including Company Shares already owned by the Acquiror, to reflect a purchase price of $30.00 per share net to the seller in cash (the "Cash Consideration"), (ii) the Acquiror and the Acquisition Sub will commence an offer to exchange (the "Exchange Offer") for each Company Share not accepted for payment and paid for in the Offer the number of shares (the "Stock Consideration") of Class A Common Stock, par value $0.10 per share, of the Acquiror (the "Acquiror Shares") equal to the Exchange Offer Ratio (as defined below), and (iii) the Company will be merged with and into the Acquisition Sub in a merger (the "Merger") in which each Company Share not acquired in the Offer and the Exchange Offer, other than Company Shares held in treasury or owned by the Acquiror or any of its subsidiaries, all of which shall be canceled, would be converted into the right to receive the number of Acquiror Shares (the "Merger Consideration," and collectively with the Cash Consideration and the Stock Consideration, taken as a whole, the "Consideration") equal to the Exchange Ratio (as defined below). The Offer, the Exchange Offer and the Merger, taken together, are referred to as the "Transaction."

   For purposes of our opinion: (i) the term "Exchange Offer Ratio" shall be equal to (a) if the Average Price (as defined below) is equal to or greater than $15.40, 1.948 Acquiror Shares (b) if the Average Price is less than $15.40 and greater than $12.60, the number of Acquiror Shares equal to $30.00 divided by the Average Price, or (c) if the Average Price is equal to or less than $12.60, 2.381 Acquiror Shares; (ii) the term "Exchange Ratio" shall be equal to
(a) if the Average Acquiror Common Stock Price (as defined below) is equal to or greater than $15.40, 1.948 Acquiror Shares, (b) if the Average Acquiror Common Stock Price is less than $15.40 and greater than $12.60, the number of Acquiror Shares equal to $30.00 divided by the Average Acquiror Common Stock Price, or (c) if the Average Acquiror Common Stock Price is equal to or less than $12.60, 2.381 Acquiror Shares; (iii) the term "Average Price" means the average of the closing price per share of the Acquiror Shares on the New York Stock Exchange for the 15 trading days ending on the second trading day immediately preceding the expiration date of the Exchange Offer; and (iv) the term "Average Acquiror Common Stock Price" means the average of the closing price per share of the Acquiror Shares on the New York Stock Exchange for the 15 trading days ending on the fifth trading day immediately preceding the effective date of the merger.

   You have asked us whether, in our opinion, the Consideration to be paid by the Acquiror pursuant to the Transaction is fair from a financial point of view to the Acquiror.

   In arriving at the opinion set forth below, we have, among other things:

          (1) Reviewed certain publicly available business and financial information relating to the Company and the Acquiror that we deemed to be relevant;

          (2) Reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of the Company and the Acquiror furnished to us by the Company and the Acquiror, respectively;

          (3) Conducted discussions with members of senior management and representatives of the Company and the Acquiror concerning the matters described in clauses 1 and 2 above, as well as their respective businesses and prospects before and after giving effect to the Transaction;

          (4) Reviewed the market prices and valuation multiples for the Company Shares and compared them with those of certain publicly traded companies that we deemed to be relevant;

          (5) Reviewed the results of operations of the Company and compared them with those of certain publicly traded companies that we deemed to be relevant;

          (6) Compared the proposed financial terms of the Transaction with the financial terms of certain other transactions that we deemed to be relevant;

          (7) Participated in certain discussions and negotiations among representatives of the Company and the Acquiror and their financial and legal advisors;

          (8) Reviewed the potential pro forma impact of the Transaction;

          (9) Reviewed the Agreement; and

          (10) Reviewed such other financial studies and analyses and took into account such other matters as we deemed necessary, including our assessment of general economic, market and monetary conditions.

   In preparing our opinion, we have assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to us, discussed with or reviewed by or for us, or publicly available, and we have not assumed any responsibility for independently verifying such information or undertaken an independent evaluation or appraisal of any of the assets or liabilities of the Company or the Acquiror or been furnished with any such evaluation or appraisal. In addition, we have not assumed any obligation to conduct any physical inspection of the properties or facilities of the Company or the Acquiror. With respect to the financial forecast information furnished to or discussed with us by the Company or the Acquiror, we have assumed that they have been reasonably prepared and reflect the best currently available estimates and judgment of the Company's or the Acquiror's management as to the expected future financial performance of the Company or the Acquiror, as the case may be. We have further assumed that the Offer, the Exchange Offer and the Merger, taken together, will qualify as a tax-free reorganization for U.S. federal income tax purposes.

   Our opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated on, and on the information made available to us as of, the date hereof. We have assumed that in the course of obtaining the necessary regulatory or other consents or approvals (contractual or otherwise) for the Transaction, no restrictions, including any divestiture requirements or amendments or modifications, will be imposed that will have a material adverse effect on the contemplated benefits of the Transaction.

   We are acting as financial advisor to the Acquiror in connection with the Transaction and will receive a fee from the Acquiror for our services, a significant portion of which is contingent upon the acceptance for payment by the Acquiror of Company Shares pursuant to the Offer. In addition, the Acquiror has agreed to indemnify us for certain liabilities arising out of our engagement. We have, in the past, provided financial advisory and financing services to the Acquiror and/or its affiliates and may continue to do so and have received, and may receive, fees for the rendering of such services. In addition, in the ordinary course of our business, we may actively trade the Company Shares and other securities of the Company as well as the Acquiror Shares and other securities of the Acquiror, for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

   This opinion is for the use and benefit of the Board of Directors of the Acquiror. Our opinion does not address the merits of the underlying decision by the Acquiror to engage in the Transaction and does not constitute a recommendation to any shareholder of the Acquiror as to how such shareholder should vote on the issuance of the Acquiror Shares pursuant to the Exchange Offer, the Merger and the transactions contemplated by the Agreement or any matter related thereto.

   We are not expressing any opinion herein as to the prices at which the Acquiror Shares will trade following the announcement or consummation of the Transaction.

   On the basis of and subject to the foregoing, we are of the opinion that, as of the date hereof, the Consideration to be paid by the Acquiror pursuant to the Transaction is fair from a financial point of view to the Acquiror.

                                          Very truly yours,

                                          MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                       INCORPORATED

                                                                         ANNEX B

                         [LETTERHEAD OF STEPHENS INC.]

                                                                 January 1, 2001

Board of Directors Tyson Foods, Inc.
2210 West Oaklawn Drive
Springdale, Arkansas 72762-6999

Ladies and Gentlemen:

   We have acted as your financial advisor in connection with the proposed merger (the ''Transaction'') among Tyson Foods, Inc. (''Tyson''), Lasso Acquisition Corporation (''Purchaser''), a wholly-owned subsidiary of Tyson, and IBP, inc. (''IBP'' or the ''Company''), pursuant to which Tyson will acquire the Company. Among other things, the Agreement and Plan of Merger dated as of January 1, 2001 (the ''Merger Agreement'') provides for Tyson, through Purchaser, to purchase up to 50.1% of the common stock, par value $.05 per share of IBP (the ''IBP Common Stock''), for $30.00 per IBP share in cash. The Merger Agreement also provides for Tyson, through Purchaser, to exchange its Class A Common Stock valued (in accordance with the terms of the Merger Agreement) at $30.00 for each IBP share, subject to adjustment, for all remaining IBP shares not then owned by Tyson. Finally, the Merger Agreement provides for IBP to merge into Purchaser, at which time each remaining IBP share will be converted into the right to receive Tyson Class A Common Stock valued at $30.00, subject to adjustment (the ''Merger''). The terms and conditions of the Transaction are more fully set forth in the Merger Agreement.

   You have requested our opinion as to whether the consideration to be paid pursuant to the Merger Agreement in the aggregate is fair from a financial point of view to Tyson.

In connection with rendering our opinion we have:

      (i) analyzed certain publicly available financial statements and reports regarding the Company and Tyson;

      (ii) analyzed certain internal financial statements and other financial and operating data (including financial projections) concerning the Company and Tyson prepared by management of the Company and Tyson;

      (iii) analyzed, on a pro forma basis, the effect of the Transaction on Tyson's balance sheet, capitalization ratios, earnings and book value both in the aggregate and, where applicable, on a per share basis during certain periods;

      (iv) reviewed the reported prices and trading activity of the IBP Common Stock and Tyson Class A Common Stock;

      (v) compared the financial performance of the Company and Tyson and the prices and trading activity of the IBP Common Stock and Tyson Class A Common Stock with that of certain other comparable publicly-traded companies and their securities;

      (vi) reviewed the financial terms, to the extent publicly available, of certain comparable transactions;

      (vii) reviewed the Merger Agreement and related documents;

      (viii) discussed with management of Tyson the operations of and future business prospects for the Company and Tyson and the anticipated financial consequences of the Transaction; and

      (ix) performed such other analyses and provided such other services as we have deemed appropriate.

   We have relied on the accuracy and completeness of the information and financial data provided to us by Tyson, and our opinion is based upon such information. We have not inquired into the reliability of such information and financial data recognizing that we are rendering only an informed opinion and not an appraisal or certification of value. With respect to the financial projections prepared by management of the Company and Tyson, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of the Company and Tyson.

   As part of our investment banking business, we regularly issue fairness opinions and are continually engaged in the valuation of companies and their securities in connection with business reorganizations, private placements, negotiated underwritings, mergers and acquisitions and valuations for estate, corporate and other purposes. We are familiar with the Company and Tyson and regularly provide investment banking services to Tyson and issue periodic research reports regarding its business activities and prospects. In the ordinary course of business, Stephens and its affiliates at any time may hold long or short positions, and may trade or otherwise effect transactions as principal or for the accounts of customers, in debt or equity securities or options on securities of the Company and Tyson. Stephens is receiving a fee, and reimbursement of its expenses, in connection with the issuance of this fairness opinion.

   Based on the foregoing and our general experience as investment bankers, and subject to the qualifications stated herein, we are of the opinion on the date hereof that the consideration to be paid pursuant to the Merger Agreement in the aggregate is fair from a financial point of view to Tyson.

   This opinion and a summary discussion of our underlying analyses and role as your financial advisor may be included in communications to Tyson's and the Company's shareholders provided that we approve of such disclosures prior to publication.

                                          Very truly yours,

                                          STEPHENS INC.

                                      B-2